                                                                    Exhibit 10.3

                            POWER PURCHASE AGREEMENT

                               Dated May 21, 1998

                                 By and Between

                         LSP ENERGY LIMITED PARTNERSHIP,
                                    as Seller

                                       and

                            AQUILA POWER CORPORATION

                                       and

                             UTILICORP UNITED INC.,
                                  as Purchaser

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION I - DEFINITIONS
      1.1   Defined Terms.................................................. 1
      1.2   Interpretation.................................................13
      1.3   Technical Meanings.............................................14

SECTION II  TERM; CONDITION PRECEDENT
      2.1   Initial Term...................................................14
      2.2   Extension of Term..............................................14
      2.3   Conditions Precedent...........................................14

SECTION III - COMMENCEMENT OF OPERATION
      3.1   Delivery Start Date............................................15
      3.2   Consequences of Delays.........................................15

SECTION IV - SALE AND PURCHASE OBLIGATION
      4.1   Sale and Purchase of Energy and Capacity.......................16
      4.2   Replacement Power..............................................16
      4.3   Measurement and Quality of Electricity.........................17

SECTION V - CONSTRUCTION AND OPERATION OF THE FACILITY
      5.1   Construction of the Facility...................................17
      5.2   Operation and Maintenance of the Facility......................17
      5.3   Relationship to Other Purchasers...............................18
      5.4   Scheduled Maintenance..........................................18
      5.5   Access to Facility and Facility Site...........................19
      5.6   Permits; Compliance with Laws..................................19

SECTION VI - SCHEDULING, DISPATCH AND DELIVERY
      6.1   Dispatchable Facility..........................................20
      6.2   Dispatch; Scheduling for Delivery..............................20
      6.3   Emergency Conditions...........................................22
      6.4   Forced Outages.................................................22

SECTION VII - INTERCONNECTION; OTHER SERVICES
      7.1   Interconnection Facilities.....................................24
      7.2   Interconnection Points.........................................24
      7.3   Title and Risk of Loss.........................................25
      7.4   Supply of Other Services.......................................25
      7.5   Interconnection Agreements.....................................25

SECTION VIII - FUEL ARRANGEMENTS
      8.1   Pipeline Interconnection Facilities............................27
      8.2   Fuel for Operations; Delivery and Acceptance...................28
      8.3   Title and Risk of Loss.........................................29
      8.4   Gas Imbalances.................................................29
      8.5   Measurement and Quality of Fuel................................29

SECTION IX - METERING
      9.1   Metering Devices for Electricity...............................30

      9.2   Metering Devices for Fuel......................................30
      9.3   Inspection of Metering Devices.................................31
      9.4   Adjustments for Inaccurate Measurements........................31
      9.5   Remote Access to Metering Devices............................. 32

SECTION X - PAYMENTS
      10.1  Reservation Payments...........................................33
      10.2  Adjustment to Reservation Payment for Commercial Operation
            Delay Period...................................................34
      10.3  Adjustment to Reservation Payment after the Delivery Start
            Date...........................................................36
      10.4  Energy Payments................................................38
      10.5  Replacement Power Fuel Payments................................38
      10.6  Excess Start-Up Payments.......................................38
      10.7  Tracking Account...............................................38
      10.8  System Upgrade Credit..........................................38

SECTION XI - COMMISSIONING AND TESTING
      11.1  Performance Tests..............................................39
      11.2  Sale of Test Energy............................................41

SECTION XII - GUARANTEES DURING OPERATIONS
      12.1  Guaranteed Heat Rate...........................................41
      12.2  Guaranteed Start-Up Time.......................................42
      12.3  Guaranteed Ramp Rate...........................................42

SECTION XIII - BILLING AND PAYMENT
      13.1  Billing and Payment............................................42
      13.2  Other Payments.................................................43
      13.3  Currency and Timing of Payment.................................43
      13.4  Records........................................................44
      13.5  Default Interest...............................................44
      13.6  Credit Support.................................................44

SECTION XIV - REPRESENTATIONS AND WARRANTIES
      14.1  Representations and Warranties of Seller.......................45
      14.2  Representations and Warranties of Aquila.......................46
      14.3  Representations and Warranties of UtiliCorp....................48
      14.4  Certificates...................................................49
      14.5  Books and Records; Information.................................49

SECTION XV - TAXES
      15.1  Taxes and Fees.................................................49
      15.2  General........................................................50

SECTION XVI - INSURANCE
      16.1  Insurance Required.............................................50
      16.2  Evidence and Scope of Insurance................................50
      16.3  Term and Modification of Insurance.............................51
      16.4  Application of Proceeds........................................51

SECTION XVII - FORCE MAJEURE EVENT

      17.1  Force Majeure Event Defined....................................51
      17.2  Applicability of Force Majeure Event...........................52
      17.3  Other Effects of Force Majeure Events..........................53
      17.4  Delivery Excuse................................................54

SECTION XVIII - TERMINATION AND DEFAULT
      18.1  Event of Default...............................................55
      18.2  Remedies for Default...........................................57

SECTION XIX - INDEMNIFICATION AND LIABILITY
      19.1  Indemnification................................................57
      19.2  Fines..........................................................57
      19.3  Limitations of Liability, Remedies and Damages.................58
      19.4  UCC............................................................58

SECTION XX - DISPUTE RESOLUTION
      20.1  Senior Officers................................................60
      20.2  Arbitration....................................................61

SECTION XXI - APPOINTMENT OF AQUILA AS AGENT
      21.1  Appointment....................................................63
      21.2  Presumption of Authority.......................................63

SECTION XXII - MISCELLANEOUS
      22.1  Prudent Industry Practices.....................................63
      22.2  Change in Prudent Industry Practices...........................63
      22.3  Assignment.....................................................64
      22.4  Notices........................................................64
      22.5  Choice of Law..................................................65
      22.6  Entire Agreement...............................................65
      22.7  Further Assurances.............................................65
      22.8  Waiver.........................................................66
      22.9  Modification or Amendment......................................66
      22.10 Severability...................................................66
      22.11 Counterparts...................................................66
      22.12 Confidential Information.......................................66
      22.13 Independent Contractors........................................67
      22.14 Third Parties..................................................67
      22.15 Headings.......................................................67

APPENDIX A - TESTING PROCEDURES FOR CONTRACT CAPACITY
APPENDIX B - METERING EQUIPMENT
APPENDIX C - DESIGN LIMITS
APPENDIX D - FUEL SPECIFICATIONS
APPENDIX E - ELECTRICITY SPECIFICATION
APPENDIX F - REPLACEMENT POWER
APPENDIX G - GUARANTEED HEAT RATES
APPENDIX H - MINIMUM INSURANCE REQUIREMENTS
APPENDIX I - CRITERIA FOR ELECTRIC AND GAS INTERCONNECTION AGREEMENTS

                            POWER PURCHASE AGREEMENT

            This POWER PURCHASE AGREEMENT (this "Agreement"), dated May 21, 1998, is entered into by and between LSP Energy Limited Partnership, a Delaware limited partnership ("Seller"), and Aquila Power Corporation, a Delaware corporation ("Aquila"), and UtiliCorp United Inc., a Delaware corporation ("UtiliCorp") (Aquila and UtiliCorp collectively, "Purchaser") (each, a "Party" and collectively, the "Parties").

                                    RECITALS

            A. Seller proposes to develop, finance, construct, own, operate and maintain the Facility, located in Batesville, Mississippi.

            B. Seller wishes to deliver and sell to Purchaser, and Purchaser wishes to purchase, schedule and take from Seller, electrical capacity, associated energy, and other services from the Facility on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties hereby agree as follows:

                                    AGREEMENT

                                    SECTION I

                                   DEFINITIONS

            Section 1.1 Defined Terms. Unless otherwise defined herein or in any exhibit, schedule or appendix hereto, the following terms, when used herein or in any exhibit, schedule or appendix hereto shall have the meanings set forth below.

            "AAA" means the American Arbitration Association or any successor organization.

            "Agreement" means this Power Purchase Agreement.

            "Annual Availability Adjustment" has the meaning assigned to such term in Section 10.3.

            "ANR" means ANR Pipeline Company.

            "ANR Pipeline" means the facilities of ANR to be used by the Parties for the delivery of Fuel as required by this Agreement.

            "Appendix" means an appendix attached to this Agreement.

            "Availability Adjustment Factor" or "AAF" means the actual availability factor calculated in accordance with the provisions of Section 10.3.

            "Billing Period" means each Month used for billing purposes pursuant to Section XIII.

            "Btu" means British thermal unit.

            "Business Day" means any Day except Saturday, Sunday or a weekday that is observed by the NERC as a holiday, as amended from time to time by NERC. As of the date of this Agreement, such Days observed by NERC as holidays are New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

            "Capacity Shortfall" has the meaning assigned to such term in
Section 11.1(d).

            "Central Prevailing Time" means Central Daylight Saving Time when such time is applicable and otherwise means Central Standard Time.

            "Change-in-Law" means the adoption, imposition, promulgation or modification, or change in interpretation or application of any Law or regulation to which this Agreement or a Party is subject, after the Effective Date.

            "Change-in-Law Taxes" means any new Tax imposed by the federal (either nationally or regionally) or state government, which is broadly applicable to the production of energy or the provision of electric generation capacity, imposed on or measured by the volume or amount of consumption of Fuel, or gross revenue, gross receipts or comparable measure, and whether characterized as a sales, gross receipts, Btu, or other similar taxes; provided, that such Change-in-Law Taxes shall only be applicable to the purchase, sale, delivery or receipt of energy, capacity, or Fuel under this Agreement. Change-in-Law Taxes shall not include: (i) any increase in any Tax which exists as of the Effective Date, (ii) any Tax on Seller's income, or (iii) any Tax on Seller's real or personal property.

            "Commercial Operation Date" means the date on which the Dedicated Unit is certified pursuant to Section 11.1 to begin commercial operations.

            "Commercial Operation Delay Period" is the period of time between the Delivery Start Date and the Commercial Operation Date, if the Commercial Operation Date occurs after the Delivery Start Date.

            "Commercially Reasonable Efforts" means, with respect to any purchase or sale or other action required to be made, attempted or taken by a Party under this Agreement, such efforts as a reasonably prudent business would undertake for the protection of its own interest under the conditions affecting such purchase or sale or other action, including without limitation, the amount of notice of the need to take such action, the duration and type of the purchase or sale or other action, the competitive environment in which such purchase or sale or other action occurs and the risk to the Party required to take such action.

            "Common Facilities" means the equipment of the Facility (other than the Units) necessary for the generation and transmission of Net Electrical Output from the Dedicated Unit.

            "Contest" means, with respect to any Person, a contest of (a) any Governmental Approval, acts or omissions by Governmental Agencies or any related matters or (b) the amount or validity of any claim pursued by such Person in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as: (i) adequate reserves have been established with respect thereto in accordance with GAAP, and (ii) neither Party could reasonably be expected to incur criminal or civil liability with respect thereto.

            "Contract Capacity" means the sum of the Standard Capacity and the Supplemental Capacity as determined in accordance with Section 11.1. For purposes of the Reservation Payment, Contract Capacity shall be adjusted to 95 degrees Fahrenheit and 60% relative humidity. This definition shall not restrict Purchaser's right to take all available capacity and associated energy of the Dedicated Unit at the ambient conditions at the time.

            "Contract Interest Rate" has the meaning assigned to such term in
Section 13.5.

            "Contract Year" means the twelve (12)-Month period commencing on the Delivery Start Date and each twelve(12)-Month period thereafter; provided, however, that the final Contract Year shall be the period from the first Day of such Contract Year through the Term of this Agreement.

            "Control Center" means the generation control centers of TVA, Entergy or any other control center, as may be designated in writing by Purchaser from time to time as being the primary control center for the Dedicated Unit; provided that such designation shall be reasonably acceptable to Seller.

            "Credit Support" means any of the following in form and substance reasonably acceptable to the Party receiving such document: (a) one or more letters of credit issued by one or more domestic or foreign banks whose rating is Investment Grade or (b) a guaranty or several guaranties issued by one or more Persons whose rating is Investment Grade.

            "Day" means the 24-hour period beginning and ending at 12:00 midnight (Central Prevailing Time).

            "Debt Service" means all fees (including commitment fees) of the Financing Parties, interest (including net payments under interest rate hedging agreements), principal and any other amounts due in connection with the repayment, prepayment or failure to borrow, repay or prepay rate loans or the prepayment, unwinding or breakage of interest rate hedging transactions, payable to the Financing Parties under the Financing Documents.

            "Debt Service Coverage Ratio" means for any period, (i) Operating Cash Available For Debt Service for such period divided by (ii) Debt Service for such period. The Parties acknowledge and agree that it is their intent that the Debt Service Coverage Ratio calculated under this Contract be the same as the "Debt Service Coverage Ratio" calculated under the Financing Documents and that the definitions of Debt Service and Operating Cash Available for Debt Service hereunder are intended to be the same as the definitions of such terms under the Financing Documents.

            "Dedicated Unit" means the designated Unit of the Facility, the Contract Capacity and Net Electrical Output of which is dedicated to Purchaser pursuant to this Agreement.

            "Delivered Cost of Fuel" means, for the purposes of this Agreement, the estimated price for Fuel delivered to the Dedicated Unit for the hour in Dollars per MMBtu, based on the most recent actual delivered cost of Fuel including variable supply costs, Fuel transportation costs, Fuel-related taxes, and other Fuel-related charges.

            "Delivery Delay Adjustment" has the meaning assigned to such term in
Section 10.2.

            "Delivery Excuse" has the meaning assigned to such term in Section 17.4(b).

            "Delivery Start Date" has the meaning assigned to such term in
Section 3.1.

            "Diagnostic Period" has the meaning assigned to such term in Section 6.4(a).

            "Design Limits" means the parameters set forth in Appendix C.

            "Dispatch" means the ability of the Purchaser to schedule and to control the electrical output of the Dedicated Unit, through submittal of schedules, in accordance with this Agreement.

            "Dollars" or "$" means the lawful currency of the United States of America.

            "DSCR Certificates" means those certificates provided by Seller to Purchaser pursuant to Section 13.6(a).

            "Early Termination Date" has the meaning assigned to such term in
Section 18.2.

            "Effective Date" means the date of execution and delivery of this Agreement by Seller and Purchaser.

            "Electricity Metering Points" has the meaning assigned to such term in Section 9.1(a).

            "Emergency Condition" means a condition or situation that presents an imminent physical threat of danger to life, health or property, or could reasonably be expected to cause a significant disruption on the Entergy System or the TVA System, as applicable, which condition or situation meets the criteria set forth in Section 6.3 herein.

            "Energy Payment" means, for each Billing Period, the payment to be made by Purchaser to Seller for the Net Electrical Output or energy supplied as Replacement Power delivered by Seller to Purchaser in accordance with Section 10.4.

            "Entergy" means the Entergy Corporation and any of its subsidiaries including Entergy Mississippi, Inc. and Entergy Services.

            "Entergy Interconnection Agreement" means the Interconnection Agreement to be between Seller and Entergy, providing for the construction and operation of the Interconnection Facilities between the Facility and the Entergy System.

            "Entergy System" means the transmission system of Entergy with a substation located in Batesville, Mississippi, to be used by Purchaser for the purpose of transmitting and distributing electricity generated by the Facility.

            "Estimated Standard Capacity" has the meaning assigned to such term in Section 11.1(d).

            "Estimated Supplemental Capacity" has the meaning assigned to such term in Section 11.1(d).

            "Excess Start-Up Payment" has the meaning assigned to such term in
Section 10.6.

            "Extended Outage Period" has the meaning assigned to such term in
Section 6.4(a).

            "Extended Term" has the meaning assigned to such term in Section
2.2.

            "Extension Notice" has the meaning assigned to such term in Section 2.2.

            "Facility" means the natural gas fueled combined cycle electrical generation plant consisting of three (3) combined cycle Units and having a total output of approximately 800 MW, to be located in Batesville, Mississippi, together with any additional facilities and materials, including any additions or replacements thereof, to be constructed, supplied and delivered at the Facility Site.

            "Facility Site" means the approximately 60 acre parcel of land upon which the Facility is located, in the Batesville Industrial Park in Batesville, Panola County, Mississippi.

            "FERC" means the Federal Energy Regulatory Commission or subsequent Government Agencies with regulatory jurisdiction.

            "Financial Closing Date" means the date on which (a) binding commitments to provide the financing for the estimated cost to complete construction of the Facility are issued by the Financing Parties and are effective, (b) conditions on initial borrowings are satisfied and (c) amounts become available for borrowing from the Financing Parties.

            "Financing Documents" means the loan agreements (including agreements for any subordinated debt), lease agreements, notes, bonds, indentures, security agreements, interest rate swap agreements and any other interest rate hedging agreements and any other documents relating to the financing or refinancing of the acquisition, construction, ownership, operation, maintenance or leasing of the Facility.

            "Financing Parties" means institutions (including any trustee or agent on behalf of such institutions) providing financing or refinancing or any other credit enhancement to Seller for the acquisition, construction, ownership, operation, maintenance or leasing of the Facility.

            "Force Majeure Event" means an event, condition or circumstance described in Section 17.1.

            "Forced Outage" means a cessation of operation or reduction in available capacity of the Dedicated Unit that is not the result of (a) a Scheduled Maintenance Outage, (b) a Force Majeure Event, (c) a Delivery Excuse, or (d) steady-state operation outside of the deviation band limits in accordance with Section 6.2(d); provided that, for the purposes of this Agreement, a period of cessation of operation or reduction in available capacity of the Dedicated Unit shall not be deemed to be a Forced Outage to the extent Seller is responsible for Replacement Power during such period and Seller delivers and/or pays for such Replacement Power in accordance with this Agreement.

            "Forced Outage Hours" means the actual hours of Forced Outage per Month, prorated based on the ratio of the capacity available to the Contract Capacity for partial outages; provided that to the extent Seller has undertaken any Scheduled Maintenance Outage that does not conform to the requirements of
Section 5.4 but is necessary in Seller's reasonable judgment, the hours of such Scheduled Maintenance Outage shall be counted as Forced Outage Hours except to the extent Seller delivers and/or pays for Replacement Power in accordance with this Agreement.

            "Fuel" means natural gas, which is the fuel used by the Facility.

            "Fuel Metering Points" means the delivery locations specified in Appendix B.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

            "GDP-IPD Index" means the ratio of the Gross Domestic Product Implicit Price Deflator published in the National Income and Product Account by the U. S. Department of Commerce on the date of determination relative to the value of 110.95 on January 1, 1997.

            "Government Agency" means any federal, state, local, territorial or municipal government, governmental department, commission, board, bureau, agency, instrumentality, judicial or administrative body (or any agency, instrumentality or political subdivision thereof).

            "Governmental Approval" means any authorization, consent, approval, license, lease, ruling, permit, exemption, filing, variance, order, judgment, decree, publication, notice to, declarations of or with or regulation by or with any Government Agency relating to the acquisition, ownership, occupation, construction, start-up, testing, operation or maintenance of the Dedicated Unit and Common Facilities or to the execution, delivery or performance of this Agreement.

            "Guaranteed Heat Rate" means the Guaranteed Heat Rate as determined in accordance with Appendix G.

            "Guaranteed Ramp Rate" has the meaning assigned to such term in Appendix C.

            "Guaranteed Start-Up Time" has the meaning assigned to such term in Appendix C.

            "Heat Rate" means the number of Btu's used to produce one KWh of energy at the Facility.

            "Hour Ending" or "HE" means a consecutive sixty minute period ending at :00. For example, HE 7 means the period from 6:01 am Central Prevailing Time ("CPT") through 7:00 am CPT.

            "Incremental Replacement Power Cost" has the meaning assigned to such term in Appendix F.

            "Initial Term" has the meaning assigned to such term in Section 2.2.

            "Interconnection Agreements" means the TVA Interconnection Agreement and the Entergy Interconnection Agreement.

            "Interconnection Facilities" means the interconnection facilities that will connect the Facility with the Entergy System and the TVA System, as more fully described in the Interconnection Agreements.

            "Interconnection Points" means the physical points at which the Facility is connected with the Entergy System and the TVA System, as more fully described in the Interconnection Agreements and Section 7.2, or such other points as the Parties may agree.

            "Investment Grade" means, with respect to any Person, a rating of BBB- or better by S&P and Baa3 or better by Moody's (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither entity is then rating such debt of such Person) for such Person's long-term unsecured debt obligations.

            "KW" means kilowatt.

            "KWh" means kilowatt-hour.

            "Law" means any statute, law, rule or regulation, whether now or at any time in the future in effect.

            "Lien" means, with respect to any property of any Person, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others or security interest or encumbrance of any kind in respect of such property of such Person.

            "Major Inspection" means, with respect to the combustion turbine of the Dedicated Unit, inspection of the combustor baskets, transitions, Fuel nozzles, transition seals, removal of the turbine cover and inspection of the turbine vanes and blades, removal of the compressor cover, inspection of the rotor, inspection of compressor diaphragms, and other such maintenance performed in accordance with manufacturer's recommendations.

            "MMBtu" means million Btu.

            "Month" means a period of Days beginning at Hour Ending 0100 (Central Prevailing Time) on the first Day of a calendar month and ending at Hour Ending 2400 (Central Prevailing Time) on the last Day of the same calendar month. If used in connection with a calendar year, a "Month" shall be a calendar month.

            "Monthly Availability Adjustment" has the meaning assigned to such term in Section 10.3(a).

            "Moody's" means Moody's Investors Service, Inc.

            "MVAR" means megavolt-ampere reactive.

            "MW" means megawatt.

            "MWh" means megawatt-hour.

            "Net Electrical Output" means, for any period, the net electric energy output (measured in MWhs), and other services as described in Section 7.4, of the Dedicated Unit delivered to Purchaser at the Interconnection Points pursuant to Purchaser's Dispatch of the Dedicated Unit.

            "NERC" means the North American Electric Reliability Council or any such succeeding entity.

            "Non-Conforming Fuel" has the meaning assigned to such term in
Section 8.5(b).

            "Off-Peak Hour" means any hour that is not a Peak Hour.

            "Operating Cash Available For Debt Service" means, for any calendar quarter (i) all payments from the sale of electricity (including energy and capacity) generated or distributed by the Facility, net payments receivable by Seller under interest rate hedging agreements, proceeds of business interruption insurance, and investment income on amounts in reserve accounts (but only to the extent not retained in such reserve accounts), minus (ii) (A) all operation and maintenance costs which shall not include (1) major maintenance costs paid from the major maintenance reserve account, (2) emission offset costs paid from the emission offset reserve account, (3) depreciation, (4) payments for repair or restoration of the Facility made from insurance proceeds and other amounts in the loss proceeds account, (5) the subordinated portion of the fee payable to the Facility operator, (6) any subordinated debt amounts, (7) distributions of any kind to Seller and (8) capital expenditures other than those included in and approved as part of Seller's annual operating budget, and (B) deposits into the major maintenance reserve account, the emissions offsets reserve account and the expense accrual subaccount established under the Financing Documents, all as more particularly described in the Financing Documents.

            "Part Load Adjustment Factor" has the meaning assigned to such term in Appendix G.

            "Peak Hour" means any hour from Hour Ending 7 (Central Prevailing
Time) through Hour Ending 22 (Central Prevailing Time) on any Day, unless otherwise revised in accordance with Section 22.2.

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or Government Agency.

            "Pipeline Interconnection Facilities" means the pipelines to be constructed and installed by Seller pursuant to Section 8.1 to connect the Facility with Tennessee Gas Pipeline, ANR Pipeline and any other pipeline interconnection facilities as the Parties may agree.

            "Prudent Industry Practices" means any of the practices, methods, standards and acts (including, but not limited to, the practices, methods and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices, methods, standards and acts generally conform to operation and maintenance standards recommended by the Facility's equipment suppliers and manufacturers, the Design Limits and applicable Governmental Approvals and Law.

            "Replacement Power" means electric generation capacity and energy provided by Seller from time to time to Purchaser from sources other than the Dedicated Unit pursuant to the Replacement Power Arrangements, or provided by Purchaser with Seller compensating Purchaser for any Incremental Replacement Power Costs each in accordance with the provisions of this Agreement and the requirements of Appendix F.

            "Replacement Power Arrangements" means any arrangement made with any interconnecting utilities and/or any other Person for the supply, transmission and delivery of Replacement Power that Seller is to provide and/or pay for as delivered to the Replacement Power Delivery Point.

            "Replacement Power Delivery Point" means either the Interconnection Point or one or more points designated by Purchaser for the receipt of Replacement Power. Designation of an alternative Replacement Power Delivery Point by Purchaser shall be reasonably acceptable to Seller and shall become effective on the later of (i) thirty (30) Days after notice of such change and acceptance by seller or (ii) the expiration of any Replacement Power Arrangements in place at the time of the notice, unless otherwise agreed by both Parties to be effective at an earlier time. Seller may request that Purchaser designate an alternative Replacement Power Delivery Point.

            "Replacement Power Fuel Payment" has the meaning assigned to such term in Section 10.5.

            "Reservation Charge" has the meaning assigned to such term in
Section 10.2(a).

            "Reservation Payment" means, for each Billing Period, the payment to be made by Purchaser to Seller for the Contract Capacity available to Purchaser from the Dedicated Unit or Replacement Power delivered by Seller to Purchaser during such Billing Period, in accordance with Section 10.1(b) subject to the other terms of this Agreement. The Reservation Payment includes all of Seller's fixed costs associated with the Dedicated Unit and the Common Facilities, including, but not limited to, fixed operating and maintenance costs and property taxes.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

            "Scheduled Maintenance Hours" or "SMH" means the actual number of hours during which the Dedicated Unit is shut down during a Scheduled Maintenance Outage.

            "Scheduled Maintenance Outage" means a time period during which the Dedicated Unit (or any Common Facilities affecting the output of the Dedicated
Unit) is shut down for Facility maintenance in accordance with Section 5.4 or as otherwise agreed upon by the Parties.

            "Seasonal Standard Heat Rate" means the average Heat Rate at full Standard Capacity as specified in Appendix G.

            "Standard Capacity" means the generating capacity of the Dedicated Unit at full combustion turbine output without duct firing or steam injection. The Standard Capacity shall be determined in accordance with Section 11.1 and Appendix A. The Standard Capacity shall adjust with ambient conditions in accordance with the actual capability of the Dedicated Unit.

            "Start-Up" means the successful ignition of the Dedicated Unit pursuant to a Dispatch order from Purchaser and the operation of the Dedicated Unit up to its minimum load in accordance with the Design Limits.

            "Supplemental Capacity" means any capacity of the Dedicated Unit in excess of the Standard Capacity. Supplemental Capacity shall be determined in accordance with Section 11.1 and Appendix A. Supplemental Capacity shall adjust with ambient conditions in accordance with the actual capability of the Dedicated Unit.

            "Surplus Reservation Charge" has the meaning assigned to such term in Section 10.1(b).

            "Surplus Supplemental Capacity" has the meaning assigned to such term in Section 10.1(b).

            "Taxes" means, with respect to any Person, all taxes, withholdings, assessments, imposts, duties, governmental fees, governmental charges or levies imposed directly or indirectly on such Person or its sales, income, profits or property by any Government Agency.

            "Tennessee Gas" means Tennessee Gas Pipeline Company.

            "Tennessee Gas Pipeline" means the facilities of Tennessee Gas to be used by the Parties for the delivery of Fuel as required by this Agreement.

            "Term" means the Initial Term and any Extended Term.

            "Test Energy" has the meaning assigned to such term in Section 11.2.

            "Tracking Account" has the meaning assigned to such term in Section 12.1(a).

            "Trunkline Gas" means Trunkline Gas Company.

            "TVA" means Tennessee Valley Authority, a Federal generation and transmission utility.

            "TVA Interconnection Agreement" means the Interconnection Agreement to be between Seller and TVA, providing for the construction and operation of the Interconnection Facilities between the Facility and the TVA System.

            "TVA System" means the transmission system of TVA with a substation located in Batesville, Mississippi, to be used by Purchaser for the purpose of transmitting and distributing electricity generated by the Facility.

            "UCC" has the meaning assigned to such term in Section 19.4.

            "Unit" means any of the three (3) gas fueled combined cycle electric generating trains located at the Facility.

            "Unit Electricity Meter" has the meaning assigned to such term in Appendix B.

            "Unit Fuel Meter" has the meaning assigned to such term in Appendix
B.

            "Utility Meters" has the meaning assigned to such term in Appendix
B.

            "Value Factor" means, for any Month, the factor set forth opposite such Month in the tables in Section 10.2.

            Section 1.2 Interpretation. Unless the context otherwise requires:

            (a) Words singular and plural in number will be deemed to include the other and pronouns having masculine or feminine gender will be deemed to include the other.

            (b) Any reference in this Agreement to any Person includes its permitted successors and assigns and, in the case of any Government Agency, any Person succeeding to its functions and capacities.

            (c) Any reference in this Agreement to any Section or Appendix means and refers to the Section contained in or Appendix attached to this Agreement.

            (d) Other grammatical forms of defined words or phrases have corresponding meanings.

            (e) A reference to writing includes typewriting, printing, lithography, photography and any other mode of representing or reproducing words, figures or symbols in a lasting and visible form.

            (f) A reference to a specific time for the performance of an obligation is a reference to that time in the place where that obligation is to be performed.

            (g) A reference to Party to this Agreement includes that Party's successors and permitted assigns.

            (h) A reference to a document or agreement, including this Agreement, includes a reference to that document or agreement as novated, amended, supplemented or restated from time to time.

            (i) If any payment, act, matter or thing hereunder would occur on a Day that is not a Business Day or Day on which banks are closed in New York, New York, then such payment, act, matter or thing shall, unless otherwise expressly provided for herein, occur on the next succeeding Business Day.

            Section 1.3 Technical Meanings. Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings.

                                   SECTION II

                            TERM; CONDITION PRECEDENT

            Section 2.1 Initial Term. This Agreement shall become effective as of the Effective Date and shall continue in effect for an initial period ending on the date that is fifteen (15) years and seven (7) Months from the Delivery Start Date (the "Initial Term"), unless otherwise extended or terminated in accordance with the provisions of this Agreement.

            Section 2.2 Extension of Term. The Term of this Agreement shall be extended for five (5) years (or such longer period as mutually agreed by the Parties) (the "Extended Term""), provided that Purchaser notifies Seller in writing of an extension of this Agreement (an "Extension Notice") by the later of July 31, 2013 or twenty-nine (29) Months prior to the expiration of the Initial Term.

            Section 2.3 Condition Precedent. The continued effectiveness of this Agreement is contingent upon the occurrence of the Financial Closing Date by no later than November 15, 1998, unless otherwise mutually agreed in writing. Unless such condition is satisfied or waived by such date this Agreement shall terminate on such date and neither Party shall have any further liability to the other Party under this Agreement.

                                   SECTION III

                            COMMENCEMENT OF OPERATION

            Section 3.1 Delivery Start Date. The Delivery Start Date shall be June 1, 2000, or such later date that shall reflect a day-for-day extension for each Day that the Commercial Operation Date is delayed due to (i) a Force Majeure Event; or (ii) a Delivery Excuse.

            Section 3.2 Consequences of Delays.

            (a) If Seller does not reasonably expect to achieve the Commercial Operation Date by the Delivery Start Date, Seller shall provide prompt written notice thereof not later than ninety (90) Days prior to the Delivery Start Date, (a "Commercial Operation Delay Notice") to Purchaser of such expectation, the expected period of delay and the cause of the delay. Seller's estimate of the expected period of delay shall be based on the best information obtained by Seller, and Seller shall promptly notify Purchaser of any expected changes in such period. Seller shall provide Purchaser with written notice not later than eighty (80) Days prior to the Delivery Start Date as to whether Seller will either (i) elect to be responsible for Replacement Power for the duration of the Commercial Operation Delay Period in accordance with Section 3.2(b), or (ii) elect to incur a Delivery Delay Adjustment for the duration of the Commercial Operation Delay Period in accordance with Section 10.2(a).

            (b) If Seller elects to be responsible for Replacement Power, then within five (5) Business Days of the second notice given in Section 3.2(a), the Seller shall provide written notice to Purchaser indicating whether (i) Seller elects to provide Replacement Power, or (ii) Seller elects to have Purchaser provide Replacement Power in which case Seller shall compensate Purchaser for Incremental Replacement Power Costs for the duration of the Commercial Operation Delay Period in accordance with Appendix F.

            (c) If Seller has not provided the Commercial Operation Delay Notice by the date specified in Section 3.2(a), but in any case has not provided at least ninety (90) Days notice of any delay in the Commercial Operations Date, then Replacement Power shall be provided by the Purchaser and Seller shall compensate Purchaser for the Incremental Replacement Power Costs for the duration of the Commercial Operation Delay Period in accordance with Appendix F.

            (d) Notwithstanding any provision in this Agreement to the contrary, the Seller shall not be responsible for delays and any associated requirement for Replacement Power attributable to a Force Majeure Event or Delivery Excuse.

            (e) Notwithstanding any provision in this Agreement to the contrary, Purchaser may terminate this Agreement if the Commercial Operation Date is not achieved by June 1, 2001; provided that if: (i) the delay in achieving the Commercial Operation Date is due to a Force Majeure Event or a Delivery Excuse, and (ii) the Delivery Start Date has occurred prior to June 1, 2001, then the Commercial Operation Date shall be extended one Day for each Day of the delay, however such date shall be no later than June 1, 2002.

                                   SECTION IV

                          SALE AND PURCHASE OBLIGATIONS

            Section 4.1 Sale and Purchase of Energy and Capacity. Subject to the terms and conditions of this Agreement, Seller shall sell, make available, and deliver, and Purchaser shall purchase and accept, (a) on and after the later to occur of (i) the Delivery Start Date or (ii) the Commercial Operation Date, and for the Term of this Agreement, the Contract Capacity, Net Electrical Output, and other services as described in Section 7.4 as Dispatched by Purchaser in accordance with Section 6.2; and (b) on and after the Delivery Start Date, Replacement Power provided by Seller pursuant to Section 3.2 or Section 6.4.

            Section 4.2 Replacement Power. When Seller is delivering Replacement Power to Purchaser, Seller shall be obligated to deliver the amount of capacity and energy and other services (with other services at no cost to Seller, except to the extent required to deliver Replacement Power to the Replacement Power Delivery Point) scheduled by Purchaser, up to the Contract Capacity, which, for the purposes of this Section 4.2 for the Months of June, July, August and September, shall be no less than the Contract Capacity at 95 degrees Fahrenheit and 60 percent relative humidity and for all other Months, no less than the Contract Capacity at 59 degrees Fahrenheit and 60 percent relative humidity. Seller shall make appropriate power purchase and transmission arrangements to provide capacity and energy to Purchaser which is of the same level of firmness (e. g. unit contingent with minimum availability of 96%) or higher level of firmness (e.g., system firm, firm with liquidated damages, or as firm as utility native load) as the Contract Capacity hereunder. Replacement Power procured by Purchaser with Seller compensating Purchaser may be of a lower level of firmness during a Diagnostic Period and Extended Outage Period.

            Section 4.3 Measurement and Quality of Electricity.

            (a) All Net Electrical Output shall be measured at the Electricity Metering Points and shall meet the specifications set forth in Appendix E.

            (b) In the event that electricity delivered by Seller hereunder fails to conform to the specifications set forth in Appendix E, Seller shall (as soon as reasonably practicable after becoming aware thereof) notify Purchaser of the same and of its best good faith estimate of the duration and extent of such failure to conform, and Seller shall make Commercially Reasonable Efforts to cure such failure as soon as reasonably practicable thereafter. If Seller is unable to deliver electricity to Purchaser due to such failure to conform to specifications, such inability to deliver shall be considered a Forced Outage.

                                    SECTION V

                   CONSTRUCTION AND OPERATION OF THE FACILITY

            Section 5.1 Construction of the Facility

            (a) Prior to the Financial Closing Date, Seller shall designate to Purchaser which Unit to be constructed at the Facility is Purchaser's Dedicated Unit.

            (b) Starting sixty (60) Days after the Effective Date, Seller shall report to Purchaser, each Month, on the construction status and completion schedule for the Dedicated Unit and the Common Facilities. Such report shall, at a minimum, provide a schedule showing items completed and to be completed, the expected Commercial Operation Date, and the estimated percent complete.

            Section 5.2 Operation and Maintenance of Facility.

            (a) Seller shall operate and maintain the Dedicated Unit and Common Facilities in accordance with Prudent Industry Practices and otherwise in accordance with this Agreement.

            (b) Seller shall inform Purchaser on a daily basis of the expected operating schedule and generation capacity of the Dedicated Unit on that Day and any limitations, restrictions, deratings or outages affecting the Dedicated Unit.

            (c) Seller shall, during the Term, only employ appropriately qualified (determined in Seller's reasonable opinion consistent with applicable industry standards) personnel for the purposes of operating and maintaining the Dedicated Unit and Common Facilities, and coordinating operations with the Entergy System and the TVA System.

            Section 5.3 Relationship to Other Purchasers.

            (a) No other purchaser of output of any Unit other than the Dedicated Unit shall have superior rights than Purchaser to any Common Facility.

            (b) During periods where the output or capacity of Common Facilities, including Pipeline Interconnection Facilities, is restricted, such available output or capacity shall be apportioned to each unit on a pro-rata basis consistent with Prudent Industry Practice, unless otherwise agreed in writing by all affected purchasers.

            Section 5.4 Scheduled Maintenance.

            (a) At least thirty (30) Days prior to the Commercial Operation Date and thereafter prior to June 1 of each subsequent calendar year, Purchaser shall provide to Seller a non-binding proposed schedule of its projected Dispatch for, in the case of the first such schedule, the nineteen (19)-Month period beginning on the Commercial Operation Date, and thereafter for the twelve (12)-Month period beginning on January 1st of the following calendar year.

            Based on Purchaser's projected Dispatch schedule and subject to
Section 5.4(b), Seller shall provide Purchaser with its proposed maintenance schedule for such twelve (12)-Month period within ten (10) Days following receipt of Purchaser's projected Dispatch schedule. Purchaser and Seller shall agree on the expected timing of the Scheduled Maintenance Outages for such twelve (12)-Month period with no Scheduled Maintenance Outages to occur during the period from June 15 to September 15. Scheduled Maintenance Outages may be taken in any number of non-contiguous periods, provided number of Scheduled Maintenance Hours does not exceed the amounts specified in Section 5.4(b). Seller shall coordinate all Scheduled Maintenance Outages with Purchaser by giving Purchaser written notice at least ten (10) Days prior to a Scheduled Maintenance Outage such notice to include the scheduled start date, time, and duration of such Scheduled Maintenance Outage. Unless otherwise agreed by the Parties, acting reasonably, the start date of a Scheduled Maintenance Outage shall occur within one (1) Day of the date the Parties agreed to schedule such Scheduled Maintenance Outage as set forth above. To the extent the start of a Scheduled Maintenance Outage deviates by more than one (1) Day from the schedule that had been agreed to, such deviation shall count towards the 120 hours available to Seller pursuant to Section 5.4(c).

            (b) Scheduled Maintenance Outages shall be determined in accordance with manufacturer's recommendations in accordance with formulae provided by relevant equipment manufacturers. The number of Scheduled Maintenance Hours shall be further limited to 336 hours each calendar year in which a minor inspection (e.g. combustion inspection) occurs, 480 hours each calendar year in which a hot gas path inspection occurs, and 840 hours each calendar year in which a Major Inspection occurs. Subject to Purchaser not exceeding 200 Start-Ups per year, the Scheduled Maintenance Outage frequency shall be no greater than annually for a minor inspection, every three (3) years for a hot gas path inspection, and every five (5) years for a Major Inspection; provided, however, that such maintenance frequencies shall be further subject to changes in the manufacturer's recommendations. To the extent Purchaser exceeds 200 Start-Ups in a calendar year, and to the extent manufacturer's recommendations require a greater frequency of maintenance than that described herein, the frequency of such maintenance shall be adjusted in accordance with such manufacturer's recommendations.

            (c) If required in accordance with Prudent Industry Practices or manufacturers' recommendations, Seller may utilize up to 120 Scheduled Maintenance Hours per calendar year to perform maintenance repairs at a different time than designated pursuant to Section 5.4(a). Seller shall provide Purchaser with no less than two (2) Business Days prior notice of such requirement; provided that Seller shall not be entitled to make such re-allocation of Scheduled Maintenance Hours during the period from June 15 through September 15 without the prior consent of Purchaser. Seller shall use its best efforts to schedule such Scheduled Maintenance Outages in a manner that allows Scheduled Maintenance Outages of less than eight (8) contiguous hours to occur during Off-Peak Hours.

            Section 5.5 Access to Facility and Facility Site. Seller authorizes Purchaser and its authorized agents, employees and inspectors to have access to the Facility and the Facility Site, upon reasonable prior notice (in light of the circumstances) and subject to the safety rules and regulations of Seller,
(i) in connection with the operation and maintenance of the Entergy System or the TVA System (including for the purpose of conducting such operating tests and inspections as are reasonably deemed necessary to ascertain that the intertie equipment related to the Interconnection Facilities is functioning properly),
(ii) solely for the purpose of reading and maintaining metering equipment, or examining, repairing or removing any of Purchaser's property, or (iii) to witness scheduled maintenance.

            Section 5.6 Permits; Compliance with Laws.

            (a) Seller shall, at its expense, acquire and maintain in effect, from any and all Governmental Agencies with jurisdiction over Seller and/or the Facility, all Governmental Approvals, in each case necessary (i) for the operation and maintenance of the Facility and (ii) for Seller to perform its obligations under this Agreement. Notwithstanding the foregoing, Seller shall not be deemed in default of this obligation to the extent Seller is Contesting the application, interpretation, order, or other legal direction or Governmental Approval of any such Governmental Agency in good faith and with due diligence through appropriate proceedings or to the extent non-compliance does not have a material adverse effect on Seller's performance.

            (b) Seller shall, at all times, comply with all Laws and Governmental Approvals applicable to it and/or to the Facility, including (i) all environmental Laws in effect at any time during the Term and (ii) all such Laws relating to Fuel security, storage or back-up or otherwise concerning any type of facility used for the generation of electric power. Notwithstanding the foregoing, Seller shall not be deemed in default of this obligation to the extent Seller is Contesting the application, interpretation, order, or other legal direction of any such Governmental Agency in good faith and with due diligence through appropriate proceedings or to the extent non-compliance does not have a material adverse effect on Seller's performance.

            (c) Purchaser shall, at all times, comply with all Laws necessary for Purchaser to perform its obligations under this Agreement. Notwithstanding the foregoing, Purchaser shall not be deemed in default of this obligation to the extent Purchaser is Contesting the application, interpretation, order, or other legal direction or Governmental Approval of any such Governmental Agency in good faith and with due diligence through appropriate proceedings or to the extent non-compliance does not have a material adverse effect on Purchaser's performance.

                                   SECTION VI

                        SCHEDULING, DISPATCH AND DELIVERY

            Section 6.1 Dispatchable Facility. The Facility shall be fully dispatchable by Purchaser within the Design Limits specified in Appendix C. The Purchaser shall have the discretion to Dispatch the Net Electrical Output from the Dedicated Unit consistent with Prudent Industry Practices and the Design Limits.

            Section 6.2 Dispatch; Scheduling for Delivery.

            (a) Purchaser may Dispatch the Dedicated Unit commencing on later to occur of (i) the Delivery Start Date or (ii) the Commercial Operation Date.

            (b) Prior to the first Day of each Month, Purchaser shall provide to Seller good faith estimates of the amounts of energy to be scheduled by Purchaser from the Dedicated Unit for each hour of such Month.

            (c) Purchaser shall inform Seller on a daily basis of the projected schedule for Dispatch for each hour of the following Day. Such daily schedule will be provided to the Seller prior to the deadline for submission to the applicable Control Center. Purchaser shall inform Seller of confirmation of the schedule by the Control Center. Purchaser shall be entitled to subsequently change such schedule subject to the Design Limits, other technical specifications of the Facility, and the terms of this Agreement. Notification of same-day schedule changes shall be by telephone and shall be recorded on Purchaser's log sheets.

            (d) Consistent with Prudent Industry Practices and the Design Limits, Seller shall operate the Dedicated Unit to promptly comply with the Dispatch by the Purchaser. Such operation shall include generating energy within applicable deviation band limits of the schedule provided by Purchaser. The Parties recognize that at present, TVA and Entergy do not have deviation band limits in place for generation such as the Dedicated Unit. Until such time as limits are specified in applicable tariffs, the Parties shall use the deviation band limits as specified in the Energy Imbalance Service Schedules of the Entergy and TVA open-access transmission service tariffs as in effect from time to time (currently +/- 1.5% for Entergy with a minimum of 1 MW integrated hourly, and +/- 1.5% for TVA with a minimum of 2 MW) for steady-state operation (operation between 70% of Standard Capacity and the Contract Capacity). When and to the extent Entergy and/or TVA place other limits into effect, said new limits shall similarly apply. If the Dedicated Unit generates energy outside of such deviation band limits during steady-state operation, Seller shall be responsible for any energy imbalance charges or penalties imposed under such tariffs by Entergy or TVA upon Purchaser; provided, however, if Purchaser is exercising automatic generation control over the Dedicated Unit, then such imbalance charges or penalties shall be the responsibility of Purchaser. If the Dedicated Unit generates energy outside of such deviation band limits during Start-Up or shut down, no energy imbalance charges or penalties shall be the responsibility of Seller and any such imbalance charges or penalties shall be paid by Purchaser. If the Dedicated Unit generates energy outside of such deviation band limits due to a Forced Outage, Force Majeure Event, or Delivery Excuse, Seller shall provide prompt notice to the Control Center of the revised schedule necessary to take into account the Forced Outage, Force Majeure Event, or Delivery Excuse. In such event, if Seller does not provide prompt notice to the Control Center, then Seller shall be responsible for any energy imbalance charges or penalties actually imposed under such tariffs by Entergy or TVA upon Purchaser, otherwise, Seller shall not be responsible for any energy imbalance charges or penalties and any such imbalance charges or penalties shall be paid by Purchaser. Any operation of any Dedicated Unit outside of the deviation band limits for which Seller is responsible for a portion of any imbalance charge or penalty imposed under a tariff by Entergy or TVA shall not count as a Forced Outage, and Seller shall not be responsible to supply or reimburse Purchaser for Replacement Power during such time.

            Section 6.3 Emergency Conditions. The Facility may be disconnected or curtailed from the Entergy System and/or the TVA System if:

            (a) an Emergency Condition occurs on the portion of the Entergy System or the TVA System that is interconnected with the Facility and there are no means of delivering Net Electrical Output from the Dedicated Unit to the Entergy System or the TVA System, as the case may be;

            (b) such disconnection or curtailment is required to permit repairs to the Entergy System and/or the TVA System or the connection of other lines, customers, or producers of capacity and energy by TVA or Entergy;

            (c) such disconnection or curtailment is required for equipment maintenance on the Entergy System or the TVA System, as applicable, or to facilitate restoration of line outages; or

            (d) such disconnection or curtailment is necessary for the operation of the Entergy System and/or the TVA System consistent with Prudent Industry Practice, other than for economic reasons;

            (e) any other event for disconnection or curtailment as outlined in the Entergy Interconnection Agreement or the TVA Interconnection Agreement; and

            (f) Seller has been directed by Entergy and/or TVA to disconnect or curtail the Facility as set forth above.

            Section 6.4 Forced Outages.

            (a) Seller shall immediately notify Purchaser after discovering that the Dedicated Unit is unable to deliver all or part of the Net Electrical Output. Each such period shall be divided into two distinct, contiguous periods:
(i) the period beginning at the time of the occurrence of the outage until the end of the hour starting at 11:00 p.m. (Central Prevailing Time) of the second following Day (the "Diagnostic Period") and (ii) the period from the end of the Diagnostic Period until resumption of the delivery of the full Net Electrical Output pursuant to the Dispatch schedule provided by Purchaser (the "Extended Outage Period").

            (b) As soon as practicable, but in any event not later than forty-eight (48) hours after the beginning of the Diagnostic Period, Seller shall notify Purchaser of:

            (i) the cause (or if not known, Seller's best estimate) of the Forced Outage;

            (ii)  the proposed corrective action;

            (iii) Seller's best estimate of the expected duration of the
                  Diagnostic Period and Extended Outage Period;

            (iv) Seller's election regarding Replacement Power in the Diagnostic Period which may be either (1) that Seller shall compensate Purchaser for Incremental Replacement Power Costs in accordance with Appendix F or (2) that Seller shall not be responsible for Replacement Power during the Diagnostic Period with such hours included as Forced Outage Hours in any Availability Adjustment Factor calculations; and

            (v) Seller's election regarding Replacement Power in any Extended Outage Period which may be either (1) that Seller shall supply Replacement Power, (2) that Purchaser shall provide Replacement Power and Seller shall compensate Purchaser for Incremental Replacement Power Costs in accordance with Appendix F or (3) that Seller shall not be responsible for Replacement Power during the Extended Outage with such hours included as Forced Outage Hours in any Availability Adjustment Factor calculations.

            (c) Seller's estimate of the duration of the outage shall be based on the best information obtained by Seller and Seller shall promptly notify Purchaser of any expected changes in such period. During any Extended Outage Period in which Seller is supplying Replacement Power, Purchaser shall continue to schedule energy as described in Section VI.

            (d) Upon notice from Seller to Purchaser of the ability of resumption of delivery of the Net Electrical Output, and expiration of any Replacement Power Arrangements in effect, any Diagnostic Period or Extended Outage Period then in effect shall end and Dispatch shall continue as described in Section VI. If Seller is able to resume delivery of the Net Electrical Output prior to the expiration of any Replacement Power Arrangements where Seller has elected to provide Replacement Power, Seller shall resume delivery of the Net Electrical Output and liquidate its Replacement Power Arrangements, in which case, any gain or loss realized by Seller shall be for the Seller's own account. If Seller is able to resume delivery of the Net Electrical Output prior to the expiration of any Replacement Power Arrangements where Purchaser is procuring Replacement Power, Seller shall resume delivery of the Net Electrical Output and Purchaser shall liquidate such Replacement Power Arrangements, in which case, any gain or loss realized by Purchaser shall be for the Purchaser's own account.

            (e) Consistent with Prudent Industry Practices, but without limiting Purchaser's remedies available under Sections 6.4(b) or 10.3 of this Agreement, Seller shall use Commercially Reasonable Efforts to avoid Forced Outages and to minimize the length of any Forced Outages.

                                   SECTION VII

                         INTERCONNECTION; OTHER SERVICES

            Section 7.1 Interconnection Facilities. Seller shall own, operate, maintain and control during the Term at its sole cost and expense all Interconnection Facilities located on the Facility Site up to, but not including, the Interconnection Points. The Parties agree that, notwithstanding any provision of this Agreement to the contrary, the effectiveness of this Agreement shall not be contingent upon Purchaser's ability to secure transmission service agreements with any transmitting utilities or upon the availability of transmission capacity at specific delivery or receipt points selected by Purchaser downstream of the Interconnection Points.

            Section 7.2 Interconnection Points. Seller shall deliver Net Electrical Output to Purchaser to Entergy and TVA at the Interconnection Points for receipt by Purchaser pursuant to Purchaser's transmission service agreements and the Interconnection Agreements in accordance with the terms of Appendix I. The interconnection voltage shall be at 161 kV for TVA and 161 kV or 230 kV for Entergy; provided, that if the voltage of the interconnection to Entergy is 161 kV, it shall be immediately stepped up to 230 kV at no cost to Purchaser. Seller shall pay all costs associated with interconnecting the Dedicated Unit to the TVA System and to the Entergy System, including any facilities upgrades required by TVA and/or Entergy. Seller shall use Commercially Reasonable Efforts to execute the Entergy Interconnection Agreement and the TVA Interconnection Agreement by February 28, 1999 (provided that such date shall be extended on a Day-to-Day basis for and delay caused by a Force Majeure Event or Delivery Excuse). Seller shall provide Purchaser with final drafts of the Entergy Interconnection Agreement and the TVA Interconnection Agreement and any amendments thereto for Purchaser's review. Purchaser may terminate this Agreement with written notice to Seller within ten (10) Days after February 28, 1999 (or such later date due to a Force Majeure Event or Delivery Excuse) if by such date Seller has not executed the Entergy Interconnection Agreement and the TVA Interconnection Agreement or other agreements or if such Interconnection Agreements or other agreements with TVA and Entergy do not meet all of the electric interconnection agreement criteria specified in Appendix I.

            Section 7.3 Title and Risk of Loss. As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Net Electrical Output prior to and at the Interconnection Points and Purchaser shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Net Electrical Output from the Interconnection Points. Title to and risk of loss related to the Net Electrical Output shall transfer from Seller to Purchaser at the Interconnection Points. Without limiting the foregoing, Seller shall not be responsible for any failure of Entergy or TVA to accept delivery of Net Electrical Output at the applicable Interconnection Point unless attributable to a default of Seller under the Entergy Interconnection Agreement or TVA Interconnection Agreement, as applicable. Each Party shall reimburse the other Party from any cost of lost Net Electrical Output when title to the Net Electrical Output is vested in such other Party.

            Section 7.4 Supply of Other Services. Purchaser shall be responsible for obtaining and paying for transmission services and any ancillary or control area services required by FERC, Entergy, TVA, or any independent system operator or other transmission utility with respect to the delivery and transmission of Net Electrical Output past the Interconnection Points. Purchaser may Dispatch the Dedicated Unit with the objective to avoid the need for energy imbalance service from a control area service provider, and to provide reactive power, load following (consistent with the scheduling), voltage control, and frequency response, provided that such services do not cause the Facility or the Dedicated Unit to operate outside of the Design Limits, and do not impose any additional costs or liabilities on Seller, including, but not limited to the installation of automatic generation control equipment. Seller shall provide such services, including but not limited to automatic generation control, to the extent that Purchaser has agreed to be responsible for any incremental costs incurred by Seller to provide such services subject to mutual agreement of the Parties working in good faith to arrive at an equitable arrangement.

            Section 7.5 Interconnection Agreements.

            (a) Purchaser may select the initial applicable control area for the Unit and Seller shall use Purchaser's selection when selecting the initial control area in accordance with the Interconnections Agreements. Purchaser shall also have the right to request that the Dedicated Unit be transferred from the Entergy or TVA control area to the other control area, on a no more than annual frequency, provided, that such transfer shall be at Purchaser's sole cost.

            (b) Seller shall use Commercially Reasonable Efforts to define scheduling procedures with Entergy and TVA which specify that deliveries of energy and capacity at the Interconnection Points will be based on delivery schedules provided by purchaser. Seller shall use its best efforts to ensure:
(i) that development of inadvertent accounting procedures with TVA and Entergy are coordinated among all affected parties; and (ii) that the Parties, TVA and Entergy cooperate to negotiate ramping procedures to address the physical ramp rate capabilities of the Dedicated Unit.

            (c) Seller shall use reasonable efforts to cause the Interconnection Agreements to recognize Purchaser as a third party beneficiary of such agreements. Purchaser agrees that any exercise of its right as a third party beneficiary under the Interconnection Agreements, including without limitation, any right to demand performance, initiate arbitration, judicial or administrative action, file or settle claims or take any other action by right of the Interconnection Agreements (collectively, any "Beneficiary Action") shall be subject to the provisions of this Section 7.5(c). Purchaser shall not take or request the right to take any Beneficiary Action unless (i) it reasonably determines that its rights or benefits under this Agreement are being adversely affected by a failure of performance by Entergy or TVA under the applicable Interconnection Agreement, (ii) Purchaser has notified Seller of such failure and adverse effect, and (iii) for a period of at least twenty (20) Days following such notice, Seller has failed to act or continue to act with reasonable diligence to enforce the terms of the applicable Interconnection Agreement to the extent required to correct the failure of performance causing such adverse effect on Purchaser. Notwithstanding the satisfaction of the above conditions, prior to taking any Beneficiary Action, Purchaser shall provide Seller with at least twenty (20) Days prior notice of the action proposed, a reasonable explanation of the basis for the action, an agreement, in form and substance reasonably satisfactory to Seller, indemnifying and holder Seller and any third party purchasing power from the Facility harmless from any adverse effects arising out of Purchaser's Beneficiary Actions. Purchaser shall cooperate reasonably with Seller in any Beneficiary Action and agrees that Seller and any third party purchasing power from the Facility shall have the right to join or intervene in any litigation, arbitration or administrative proceeding related to such Beneficiary Action.

                                  SECTION VIII

                                FUEL ARRANGEMENTS

            Section 8.1 Pipeline Interconnection Facilities.

            (a) Seller shall be responsible for constructing, operating and maintaining the Pipeline Interconnection Facilities (including obtaining all Governmental Approvals) at no cost to Purchaser; provided that the Pipeline Interconnection Facilities may be owned and/or operated by a third party, in which case Seller shall be responsible for securing and paying for all rights necessary to allow Seller and Purchaser to use such facilities as provided in this Agreement. Seller shall also be responsible for the cost of any interconnects with ANR Pipeline and Tennessee Gas Pipeline; provided, however, that Seller shall not be required to pay for any upgrades or expansions of such pipeline companies' facilities upstream of their interconnects with the Pipeline Interconnect Facilities, and provided, further, Seller shall have the right to negotiate with such pipelines to have them pay for their interconnect facilities with the Pipeline Interconnection Facilities as long as such arrangements do not require Purchaser to flow a minimum quantity of Fuel through such pipeline(s), and do not increase the costs of transportation for Purchaser on such pipeline(s). To the extent such arrangements increases Purchaser's costs of Fuel transportation, Seller shall reimburse Purchaser for such increased costs. Purchaser shall have the right to review all of Seller's agreements for the construction, operation and maintenance of the Pipeline Interconnection Facilities, and any interconnection agreements with the pipelines prior to the execution of such agreements. Purchaser may terminate this Agreement with written notice within ten (10) Days after January 1, 1999 (or such later date due to a Force Majeure Event or Delivery Excuse) if, by such date, Seller has not executed agreements for the construction of the Pipeline Interconnection Facilities, or if such agreements do not contain all of the provisions which meet the criteria for gas interconnection agreements specified in Appendix I. Seller shall provide access to transportation through Trunkline Gas provided such arrangements do not impose any costs on Seller and do not adversely affect Seller's schedule for the Facility.

            (b) Seller shall cause each pipeline connection to the Pipeline Interconnection Facilities to have available sufficient capacity to deliver sufficient Fuel at sufficient delivery pressure to operate the entire Facility at full load, with no Person having a right to use such Pipeline Interconnection Facilities superior to the Purchaser for the delivery of Fuel pursuant to this Agreement.

            (c) The Parties shall cooperate to (i) facilitate the timely construction and installation of the Pipeline Interconnection Facilities and
(ii) facilitate an arrangement whereby one or more of such interstate pipeline companies or other third parties shall operate and maintain the Pipeline Interconnection Facilities.

            (d) Seller shall use reasonable efforts to cause the gas interconnection agreements to recognize Purchaser as a third party beneficiary of such agreements. Purchaser agrees that any exercise of the right as a third party beneficiary under the gas interconnection agreements (including any action comparable to the definition of a Beneficiary Action under Section 7.5(c)) shall be subject to the same conditions and restrictions as applicable to the taking of a Beneficiary Action with respect to the Interconnection Agreements under
Section 7.5(c).

            Section 8.2 Fuel for Operations; Delivery and Acceptance.

            (a) On and after the Commercial Operation Date, Purchaser shall at all times arrange, procure, supply, nominate, balance, transport and deliver to the Fuel Metering Points, all Fuel necessary for the Dedicated Unit to generate the Net Electrical Output as dispatched pursuant to Section 6.2.

            (b) All Fuel required to be delivered under this Agreement shall be delivered by Purchaser to the Fuel Metering Points. Subject to Section 8.1, Purchaser shall have the right to supply Fuel utilizing any or all of the interstate pipelines connected to the Pipeline Interconnection Facilities, and shall have the right to change the quantities nominated and received from each pipeline on a daily basis, or more frequently, to the extent permitted by ANR Pipeline, Tennessee Gas Pipeline or Trunkline Gas.

            (c) Subject to Section 8.5(c), on and after the Commercial Operation Date, Seller shall accept all Fuel delivered by Purchaser pursuant to the terms of this Agreement.

            (d) After the later of the Commercial Operation Date or the Delivery Start Date, and subject to Section 8.4, Purchaser shall be responsible for the cost of Fuel and all other costs associated with the supply and transportation of all Fuel necessary to generate the Net Electrical Output as Dispatched pursuant to Section 6.2; provided, however, Purchaser shall not be responsible for any transportation costs or other costs associated with the Pipeline Interconnection Facilities or the interconnects with the interstate pipelines.

            (e) Purchaser shall pay for Fuel required during Start-Up to reach the minimum load of each Unit; provided that energy produced during Start-Up shall be delivered to Purchaser at the Interconnection Points.

            Section 8.3 Title and Risk of Loss. As between the Parties, Purchaser shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Fuel prior to the Fuel Metering Points and Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Fuel at and after the Fuel Metering Points. Title to and risk of loss related to the Fuel shall transfer from Purchaser to Seller at the Fuel Metering Points. Each Party shall reimburse the other Party for the cost of lost Fuel when title to the Fuel is vested in such other Party.

            Section 8.4 Gas Imbalances. Imbalances associated with Fuel transportation and any balancing penalties or costs resulting from failure to timely communicate nominations or to make delivery or accept delivery of the confirmed quantity of Fuel shall be the responsibility of the Purchaser or other persons utilizing the Pipeline Interconnection Facilities, unless such penalty or cost is attributable to a Forced Outage (or Seller's failure to comply with Dispatch) of the Dedicated Unit in which case such penalties or costs shall be the responsibility of Seller. Such imbalances shall be allocated first to the responsible party, then on a pro-rated basis among all parties utilizing the Pipeline Interconnection Facilities in accordance with their utilization if no party is responsible. Without limiting the responsibility and liability imposed by this Section 8.4, however, both Parties shall use Commercially Reasonable Efforts to avoid imbalances and to correct any imbalances which may occur. Payment for any balancing penalties or costs shall be in accordance with the procedures set forth in Section XIII. If a Fuel imbalance is the responsibility of either Party, the responsible Party shall be liable to the other Party for direct actual damages incurred by such Party as a result thereof.

            Section 8.5 Measurement and Quality of Fuel.

            (a) All Fuel to be supplied by Purchaser pursuant to the terms of this Agreement shall be measured at the Fuel Metering Points and shall meet the quality specifications of ANR, Tennessee Gas or Trunkline Gas, as the case may be and the minimum pressure specified in the Pipeline Interconnection Agreements.

            (b) In the event that Fuel delivered by Purchaser hereunder fails to conform to the quality and pressure requirements of ANR, Tennessee Gas or other pipeline, as the case may be ("Non-Conforming Fuel"), Purchaser shall use Commercially Reasonable Efforts to cure such failure as soon as reasonably practicable after learning of such non-conformity.

            (c) If Fuel made available by Purchaser to Seller under this Agreement is Non-Conforming Fuel, then Seller may refuse to accept delivery of such Non-Conforming Fuel and such Non-Conforming Fuel shall, for purposes of this Agreement, be deemed not to have been provided by Purchaser. Purchaser shall be liable for all reasonable costs and expenses for which Seller is directly liable in respect of cleaning or clearing the Facility or any Dedicated Unit or in respect of measures which may be taken by Seller which are reasonably required to rectify the consequences of such failure and Seller shall be relieved and held harmless from any liability for failure of the Dedicated Unit to (i) achieve the Guaranteed Heat Rates or Contract Capacity (ii) perform in accordance with the Design Limits which is caused as a direct result of the delivery of Non-Conforming Fuel by Purchaser. Seller shall exercise Commercially Reasonable Efforts to mitigate the effects of using Non-Conforming Fuel.

                                   SECTION IX

                                    METERING

            Section 9.1 Metering Devices for Electricity.

            (a) The Net Electrical Output shall be measured by Seller's electricity metering devices located at the Dedicated Unit on Seller's side of the Interconnection Points ("Electricity Metering Points"). Seller shall own, operate, maintain and control all of Seller's electricity metering equipment at its sole cost and expense.

            (b) The number, type and general location of Seller's electricity metering devices shall be as set forth in Appendix B. All of Seller's electricity metering devices shall be sealed and the seal shall be broken only when representatives of both Parties are present for the purpose of inspecting, testing and adjusting such electricity metering devices in accordance with Sections 9.3 and 9.4.

            (c) Subject to the requirements set forth in Appendix B, Purchaser may install and maintain, at its own cost and expense, as part of the Facility, Purchaser's electricity metering devices, using the same current and potential transformers as those used for Seller's electricity metering devices.

            Section 9.2 Metering Devices for Fuel.

            (a) The Fuel delivered by Purchaser in accordance with the terms of this Agreement shall be measured by the Seller's metering devices at the Fuel Metering Points. Seller shall be responsible for, operate, maintain and control all of Seller's Fuel metering equipment at its sole cost and expense.

            (b) The number, type and general location of Seller's Fuel metering devices shall be as set forth in Appendix B. All of Seller's Fuel metering devices shall be sealed, and the seal shall be broken only when representatives of both Parties are present for the purpose of inspecting, testing and adjusting such metering devices.

            Section 9.3 Inspection of Metering Devices.

            (a) Seller shall inspect, test and adjust all of Seller's metering devices at its own expense on an at least an annual basis at a time mutually convenient to Purchaser and Seller. Seller shall provide Purchaser with reasonable advance notice of, and permit a representative of Purchaser to witness and verify, such inspections, tests and adjustments, and shall test any adjustments to be made thereto in accordance with Sections 9.3(c) and 9.4.

            (b) In addition to the other inspections and tests required under
Section 9.3(a), upon two (2) weeks' prior written notice by Purchaser, Seller shall perform additional inspections or tests of any of Seller's metering devices. Seller and Purchaser shall agree on a mutually convenient time for such inspections or tests, and Seller shall permit a qualified representative of Purchaser to inspect or witness such testing of any of Seller's metering devices. The actual expense of any such requested additional inspection or testing shall be borne by Purchaser unless, upon such inspection or testing, Seller's metering devices are found to register inaccurately by more than +/- 0.5% in the case of electricity meters and +/- 2.0% in the case of Fuel meters, in which event the expense of the requested additional inspection or testing shall be borne by Seller.

            (c) If any of Seller's metering devices are found to be defective or inaccurate by more than +/- 0.5% in the case of electricity meters and +/- 2.0% in the case of Fuel meters, it shall be adjusted, repaired, replaced and/or re-calibrated to bring the metering device to within the specifications provided for herein. If any of Seller's metering devices are not found to be defective or inaccurate by more than the variances stated herein, then such meters shall not be re-calibrated unless the Parties otherwise agree.

            Section 9.4 Adjustments for Inaccurate Measurements. If any of Seller's metering devices fail to register, or if the measurements made by any of such metering devices are found upon testing to be inaccurate by more than +/- 0.5% in the case of electricity meters and +/- 2.0% in the case of Fuel meters, an adjustment shall be made correcting all measurements by the inaccurate or defective metering device for billing purposes, for both the amount of the inaccuracy and the period of the inaccuracy, in the following manner:

            (a) In the event that the Parties cannot agree on the amount of the adjustment necessary to correct the measurements made by any of Seller's metering devices which are inaccurate or defective, the Parties shall use Purchaser's metering devices (if installed) to determine the amount of such inaccuracy, provided that in the event that Purchaser's metering devices are also found, upon testing, to be inaccurate by more than the allowable limits applicable to Seller's metering devices under this Section 9.4, and the Parties cannot agree on the amount of the adjustment necessary to correct the measurements made by such inaccurate or defective Purchaser's metering devices, the Parties shall, as soon as practicable and on the basis of procedures to be mutually agreed by the Parties, estimate the amount of the necessary adjustment on the basis of deliveries of the Net Electrical Output to the Entergy System and the TVA System during periods of similar operating conditions (e.g., based on the Facility's Fuel use records) when Seller's metering devices were registering accurately;

            (b) In the event that the Parties cannot agree on the actual period during which the inaccurate measurements were made, the period during which the measurements are to be adjusted shall be the shorter of (i) one half of the period from the last test of the relevant metering devices or (ii) the 180 Days immediately preceding the test that found the relevant metering devices to be defective or inaccurate; and

            (c) To the extent that the adjustment period covers a period of deliveries for which payment has already been made by Purchaser, Seller shall use the corrected measurements as determined in accordance with this Section 9.4 to re-compute the amount due for the period of the inaccuracy and shall subtract the previous payments by Purchaser for such period from such re-computed amount. If the difference is a positive number, such difference shall be paid by Purchaser to Seller and if the difference is a negative number, such difference shall be paid by Seller to Purchaser. Payment of such difference shall be made by means of a credit or an additional charge on the next statement rendered pursuant to Section 13.1(a).

            Section 9.5 Remote Access to Metering Devices. Purchaser desires to have remote access to devices wired to Seller's Distributed Control System ("DCS") related to the Dedicated Unit. Seller shall provide a communications port from the DCS in order for Purchaser to have remote (read-only) access to these DCS data points. Any costs for remote access shall be at Purchaser's expense.

                                    SECTION X

                                    PAYMENTS

            Section 10.1 Reservation Payments.

            (a) Except as otherwise expressly provided herein, for each Billing Period commencing on the Delivery Start Date, Purchaser shall pay Seller a Reservation Payment for the Contract Capacity made available to Purchaser from the Dedicated Unit, or for Replacement Power made available to Purchaser by Seller pursuant to Section 3.2 or 6.4 or procured by Purchaser with Seller compensating Purchaser in accordance with Appendix F, during such Billing Period.

            (b) The Reservation Payment for each Billing Period shall be calculated in accordance with the following formula:

                  RP    = CC x RC + SSC x SRC

            Where:

                  RP = the Reservation Payment expressed in Dollars for such Billing Period

                  CC = the Contract Capacity, expressed in KW, rounded down to the nearest whole MW, up to 267 MW, adjusted to a dry bulb temperature of 95 degrees Fahrenheit and a relative humidity of 60%.

                  RC = the Reservation Charge expressed in Dollars per KW per Month. The Reservation Charge during the Initial Term shall be: (i) $4.90 per KW per Month for the first sixty
                        (60) Months following the Delivery Start Date, and (ii) $5.00 per KW per Month for the remainder of the Initial Term. The Reservation Charge for the Extended Term shall be $5.00 per KW per Month.

                  SSC = the Surplus Supplemental Capacity, defined as the amount of Supplemental Capacity greater than the difference of 267 MW minus the amount of Standard Capacity, all adjusted to a dry bulb temperature of 95 degrees Fahrenheit and a relative humidity of 60%.

                  SRC = the Surplus Reservation Charge expressed in Dollars per KW per Month. The Surplus Reservation Charge shall be $2.50 per KW per Month.

            Section 10.2 Adjustment to Reservation Payment for Commercial Operation Delay Period.

            (a) In accordance with Section 3.2(a), the Reservation Payment for each Month during any Commercial Operation Delay Period may be reduced pro rata based on a Delivery Delay Adjustment. Any Delivery Delay Adjustment shall be credited to the Reservation Payment and any remaining amounts of a Delivery Delay Adjustment owing from Seller to Purchaser shall be credited against future Reservation Payments. The "Delivery Delay Adjustment" shall be calculated as:

            DDA = CC x RCA

      where DDA is the Delivery Delay Adjustment in Dollars for such Billing Period;

                  CC is the Contract Capacity, expressed in kW, adjusted to a dry bulb temperature of 95 degrees Fahrenheit (95(Degree)F) and a relative humidity of 60%. For the purpose of this Section 10.2(a), the Contract Capacity shall be deemed to be 267 MW; and

                  RCA is the Reservation Charge adjustment equal to RC x MO x VF x DD / DMO;

                        where RC is the Reservation Charge in Dollars per kW-Month;

                                    MO    is seven (7) Months during the year
                                          2000 or twelve (12) Months during the
                                          year 2001, as applicable;

                                    VF    is the  Value  Factor  for the Month
                                          (expressed as a decimal);

                                    DD    is the  number  of Days of  delay in
                                          the Month of determination; and

                                    DMO   is the number of Days in the Month.

================================================================================
  Month during the Year 2000                            Value Factor
================================================================================
             June                                           14.4%
--------------------------------------------------------------------------------
             July                                           26.3%
--------------------------------------------------------------------------------
            August                                          24.2%
--------------------------------------------------------------------------------
           September                                        10.2%
--------------------------------------------------------------------------------
            October                                          9.4%
--------------------------------------------------------------------------------
           November                                          7.7%
--------------------------------------------------------------------------------
           December                                          7.8%
--------------------------------------------------------------------------------

================================================================================
 Month during Years after 2000                          Value Factor
================================================================================
            January                                          8.3%
--------------------------------------------------------------------------------
           February                                          7.1%
--------------------------------------------------------------------------------
             March                                           4.5%
--------------------------------------------------------------------------------
             April                                           3.9%
--------------------------------------------------------------------------------
              May                                            6.2%
--------------------------------------------------------------------------------
             June                                           10.0%
--------------------------------------------------------------------------------
             July                                           18.3%
--------------------------------------------------------------------------------
            August                                          17.2%
--------------------------------------------------------------------------------
           September                                         7.3%
--------------------------------------------------------------------------------
            October                                          6.1%
--------------------------------------------------------------------------------
           November                                          5.6%
--------------------------------------------------------------------------------
           December                                          5.5%
--------------------------------------------------------------------------------

================================================================================
Month during Last Partial Year                          Value Factor
================================================================================
            January                                         27.8%
--------------------------------------------------------------------------------
           February                                         23.6%
--------------------------------------------------------------------------------
             March                                          14.9%
--------------------------------------------------------------------------------
             April                                          13.1%
--------------------------------------------------------------------------------
              May                                           20.6%
--------------------------------------------------------------------------------

            10.3 Adjustment to Reservation Payment After Delivery Start Date.

            The Reservation Payment each Month after the Delivery Start Date shall be credited based on a Monthly Availability Adjustment which shall be calculated in Section 10.3(a) below and an Annual Availability Adjustment for each Contract Year which shall be calculated in Section 10.3(b) below. For each Contract Year, the larger of the sum of the credits calculated under Sections 10.3(a) for all the Months in said year, or the credit calculated in Section 10.3(b), shall apply. Any amounts owing from Seller to Purchaser shall accrue to future Months to be credited against future Reservation Payments.

            (a) The Monthly Availability Adjustment for each Month shall be:

                          (SIGMA)RPm x VFm x (1 - AAFm)

            where (SIGMA)RPm is the sum of the unadjusted Reservation Payments for each Month of the Calendar Year in which the Monthly Availability Adjustment is being computed (June through December of 2000, January through December of 2001 through 2014 (or 2019 if the Term is extended in accordance with Section 2.2, and January through the last Month during the last Calendar Year that this Agreement is in effect (2015 or 2020 or otherwise));

            VFm   is the Value Factor for each Month as shown in the tables in
                  Section 10.2 above (expressed as a decimal); and

            AAFm is the lesser of the Availability Adjustment Factor for the Month, as computed below, or 1.00.

                  AAF   =    (EAF + PMAF)/ 0.96

                  where EAF is the equivalent availability factor computed as:

                  EAF=(AH - (EUDH + EPDH))/PH

            where:      AH    is the number of available hours during the period
                              (the total number of hours the Unit was
                              electrically connected to the transmission system and reserve shutdown hours, excluding Scheduled
                              Maintenance Hours as defined below);

                        EUDH is the number of equivalent unplanned derate hours calculated as the sum, for each unplanned derate, of the product of the number of hours of full or partial derate hours times the size of the reduction divided by the Contract Capacity for the period. For the purposes of this calculation, an unplanned derate includes Forced Outages, forced derates, shortages relative to the Guaranteed Start-Up Time, shortages relative to the Guaranteed Ramp Rates, and other times when the Net Electrical Output of the Dedicated Unit is less than the amount of energy Dispatched by Purchaser, excluding hours when Seller is responsible for Replacement Power, and excluding unavailability due to Force Majeure Events and Delivery Excuse;

                        EPDH is the number of equivalent planned derate hours, excluding SMH (Scheduled Maintenance Hours) as defined below, calculated as the sum, for each planned derate, of the product of the number hours of full or partial derate hours times the size of the reduction, divided by the available capacity for the period. For the purposes of this calculation, a planned derate excludes hours when Seller is responsible for Replacement Power, and excluding unavailability due to Force Majeure Events and Delivery Excuse;

                        PH is the number of period hours excluding hours of Force Majeure Events and Delivery Excuse;

            PMAF  is the planned maintenance adjustment factor computed as:

                  PMAF = SMH / PH

            where       SMH   is the number of Scheduled Maintenance Hours
                              during the period.

            (b) Within fifteen (15) Days of the end of a calendar year, an Annual Availability Adjustment Factor for the calendar year shall be calculated. The Annual Availability Adjustment shall be calculated as follows:

                        (SIGMA)RPm x 1.00 x (1 - AAFa)

      where:      (SIGMA)RPm is computed as provided in Section 10.3(a) above,

                  AAFa is the lesser of the Availability Adjustment Factor for the year, as computed below, or 1.00.

                        AAFa  =     (EAF + PMAF)/ 0.97

                  The Annual Availability Adjustment shall be calculated using a single period for each calendar year, based on the actual number of hours in the calendar year. Each parameter in the AAF formulas shall use a single period (as described in the preceding sentence) to compute the Annual Availability Adjustment.

            Section 10.4 Energy Payments. Except as expressly provided herein, for each Billing Period commencing on June 1, 2000, Purchaser shall pay to Seller an Energy Payment for Net Electrical Output and for energy supplied as Replacement Power delivered by Seller to Purchaser, in an amount equal to $1.00/MWh times the GDP-IPD Index.

            Section 10.5 Replacement Power Fuel Payment. Purchaser shall pay to Seller a Replacement Power Fuel Payment for energy supplied as Replacement Power delivered by Seller to Purchaser in an amount per MWh equal to the product of the Delivered Cost of Fuel in Dollars per MMBtu times the Guaranteed Heat Rate in MMBtu/MWh.

            Section 10.6 Excess Start-Up Payments. In the event the number of Start-Ups for the Dedicated Unit exceeds 200 per Contract Year, Purchaser shall pay Seller a payment equal to $5,000 per Start-Up for the Dedicated Unit, multiplied by the number of Start-Ups for the Dedicated Unit over 200 ("Excess Start-Up Payment"). Any Excess Start-Up Payments shall be made by Purchaser on a Monthly basis for all such additional Start-Ups occurring in a Billing Period.

            Section 10.7 Tracking Account. Except as expressly provided herein, for each Monthly Billing Period commencing on June 1, 2000, Seller or Purchaser, as applicable, shall make to the other Party a payment in an amount equal to the balance of the Tracking Account, as set out in Section 12.1.

            Section 10.8 System Upgrade Credit. For each Billing Period, commencing on the Commercial Operations Date, Purchaser shall pay Seller a System Upgrade Credit, determined as provided in this Section 10.8. The System Upgrade Credit for any period shall be equal to the amount of payment, credit, or discount received by Purchaser under its transmission service agreements with Entergy and TVA (or their successors), to the extent attributable to Seller's payment for system upgrades under its Entergy Interconnection Agreement or TVA Interconnection Agreement, as applicable. The Parties shall cooperate to insure that the payment, credit, or discount for Seller's system upgrade payment is separately stated in any invoice or statement provided Purchaser under its applicable transmission service agreements with Entergy and TVA. If not separately stated in Purchaser's transmission service invoice or statement, no credit or discount will be deemed attributable to Seller's system upgrades.

                                   SECTION XI

                            COMMISSIONING AND TESTING

            Section 11.1 Performance Tests.

            (a) Prior to or on the Commercial Operation Date, Seller shall establish the Contract Capacity in accordance with the procedures set forth in Appendix A. The Dedicated Unit shall thereafter be tested during each Contract Year in accordance with the procedures set forth in Appendix A to demonstrate the Contract Capacity. Seller shall provide Purchaser with reasonable notice of, and opportunity to, attend each test of Contract Capacity. Seller shall bear the costs and expenses of such annual tests, provided that Purchaser shall be responsible for any of its own costs or expenses incurred by it in connection with monitoring or witnessing such tests.

            (b) Seller shall have the right to re-determine the Contract Capacity (including Standard Capacity and Supplemental Capacity) at any time upon forty-eight (48) hours' prior written notice to Purchaser. The Contract Capacity re-determined in the manner set forth in Appendix A shall automatically and immediately become the new Contract Capacity following such testing. Seller shall bear the costs and expenses of any test required under this Section 11.1(b), provided that Purchaser shall be responsible for any of its own costs and expenses incurred by it in connection with monitoring or witnessing such test.

            (c) Purchaser shall have the right to re-determine the Contract Capacity (including Standard Capacity and Supplemental Capacity) at any time upon five (5) Days' prior written notice to Seller if Purchaser believes that the actual Contract Capacity has been greater than ten (10) MW different than the results of the most recent tests for a period of longer than ninety (90) Days. The Contract Capacity re-determined in the manner set forth in Appendix A will automatically and immediately become the new Contract Capacity following such testing. Purchaser shall bear the costs and expenses of any test required under this Section 11.1(c), provided that Seller shall be responsible for any of its own costs and expenses incurred by it in connection with monitoring or witnessing such test.

            (d)(i) Within sixty (60) Days of the Effective Date, Seller shall provide Purchaser with the Estimated Standard Capacity of the Dedicated Unit at 95 degrees Fahrenheit and 60 percent relative humidity and the Estimated Supplemental Capacity of the Dedicated Unit at 95 degrees Fahrenheit and 60 percent relative humidity. The Estimated Standard Capacity at 95 degrees Fahrenheit and 60 percent relative humidity shall be no less than 235 MW and no greater than 260 MW. The Estimated Supplemental Capacity at 95 degrees Fahrenheit and 60 percent relative humidity shall be no less than 20 MW and no greater than 30 MW. The Parties agree that the actual Standard Capacity at 95 degrees Fahrenheit and 60 percent relative humidity shall be no less than 235 MW and no greater than 260 MW, and that the actual Supplemental Capacity at 95 degrees Fahrenheit and 60 percent relative humidity shall be no less than 20 MW and no greater than 30 MW. The Contract Capacity shall be measured in increments of 1 MW, rounded down to the nearest MW. Subject to Section 11.1(d)(ii), Purchaser's sole remedy in the event the Contract Capacity is less than 235 MW at 95 degrees Fahrenheit and 60% relative humidity but greater than 210 MW at 95 degrees Fahrenheit and 60% relative humidity shall be a reduction in the Contract Capacity and a corresponding reduction in the Reservation Payment.

            (ii) In the event the Contract Capacity determined pursuant to
Section 11.1 is less than or equal to 210 MW at 95 degrees Fahrenheit and 60% relative humidity, subject to Section XVII (a "Capacity Shortfall"), Seller shall have thirty (30) Days from the date of such test to remedy the Capacity Shortfall. Seller shall have additional time beyond such thirty (30) Day period to remedy such Capacity Shortfall in accordance with the procedures set forth below. Within fifteen (15) Days of a Capacity Shortfall, Seller shall provide Purchaser notice of its election that (1) Seller shall supply Replacement Power beginning thirty (30) Days after the Capacity Shortfall for the duration of the Capacity Shortfall or (2) that Purchaser shall procure Replacement Power and Seller shall compensate Purchaser for Incremental Replacement Power Costs in accordance with Appendix F beginning thirty (30) Days after the Capacity Shortfall for the duration of the Capacity Shortfall. Provided that Seller is responsible for providing or for paying for Replacement Power for the amount of the Capacity Shortfall, Seller shall have an additional one hundred fifty (150) Days to remedy the Capacity Shortfall and the Contract Capacity, for the purposes of payments under Section X, shall be equal to 210 MW. If at the end such one hundred fifty (150) Day period, the Capacity Shortfall has not been remedied, Purchaser may declare that Seller is in default of the Agreement. If Seller remedies such Capacity Shortfall prior to the end of sixty
(60) Days following Purchaser's notice of default, and Seller has provided or paid for Replacement Power for the amount of the Capacity Shortfall for the period between Purchaser's notice of default and the date on which the Capacity Shortfall was remedied, such notice of default shall be void; otherwise, Purchaser may pursue remedies available under Section 18.2 of this Agreement.

            Section 11.2 Sale of Test Energy. Seller shall have the option to require Purchaser to act as Seller's agent for the purpose of marketing and selling energy which may be produced as a result of the initial commissioning of the Dedicated Unit or re-commissioning of any Dedicated Unit after a Scheduled Maintenance Outage or during performance testing in accordance with Section 11.1 ("Test Energy"). Should Seller require Purchaser to market and sell Test Energy, Purchaser shall (i) provide Fuel to generate such Test Energy; provided that Seller shall reimburse Purchaser for such Fuel at Purchaser's actual cost, plus $0.03 per MMBtu and (ii) pay Seller any amount received by Purchaser from its sale of Test Energy, net of any costs (as applicable) for transmission service, transmission losses, scheduling fees, Independent System Operator fees, ancillary services charges and a marketing fee of $0.25/MWh of Test Energy sold.

                                   SECTION XII

                          GUARANTEES DURING OPERATIONS

            Section 12.1 Guaranteed Heat Rate Tracking Account.

            (a) A tracking account (the "Tracking Account") shall be maintained by Seller to track, for each hour: (i) the actual amount of Fuel required to produce the Net Electrical Output delivered by Seller for that hour and (ii) the amount of Fuel required to produce the Net Electrical Output delivered by Seller for that hour based on the Guaranteed Heat Rate. If the actual amount of Fuel required to produce the Net Electrical Output for such hour varies from the amount of Fuel which would be required to produce such Net Electrical Output based on the Guaranteed Heat Rate, then a balance shall accrue in the Tracking Account for such hour in the following manner:

                  (1) If the actual amount of Fuel required to produce such Net Electrical Output on such hour is greater than the amount which would be required based on the Guaranteed Heat Rate then a positive amount equal to the differential Fuel (expressed in MMBtu), multiplied by the Delivered Cost of Fuel (expressed in $/MMBtu), for such hour shall accrue to the Tracking Account for such hour.

                  (2) If the actual amount of Fuel required to produce such Net Electrical Output on such hour is less than the amount which would be required based on the Guaranteed Heat Rate, then a negative amount equal to the differential Fuel (expressed in MMBtu) multiplied by the Delivered Cost of Fuel (expressed in $/MMBtu) for such hour shall accrue to the Tracking Account for such hour.

            (b) At the end of each Month, the Tracking Account shall be cleared and (i) if the Tracking Account balance is positive, Seller shall pay Purchaser such amount, whereas (ii) if the Tracking Account balance is negative, Purchaser shall pay Seller such amount.

            Section 12.2 Guaranteed Start-Up Time. Seller shall notify Purchaser as soon as practicable after discovering that the Guaranteed Start-Up Time has not been satisfied and whether Seller elects to be responsible for Incremental Replacement Power Costs in accordance with Appendix F. If Seller does not elect to be responsible for Incremental Replacement Power Costs, such unplanned derate hours shall be included in any Availability Adjustment Factor calculation.

            Section 12.3 Guaranteed Ramp Rate. Seller shall notify Purchaser as soon as practicable after discovering that the Guaranteed Ramp Rate has not been satisfied and whether Seller elects to be responsible for Incremental Replacement Power Costs in accordance with Appendix F. If Seller does not elect to be responsible for Incremental Replacement Power Costs, such unplanned derate hours will be included in any Availability Adjustment Factor calculation.

                                  SECTION XIII

                               BILLING AND PAYMENT

            Section 13.1 Billing and Payment.

            (a) Seller shall read the Seller's metering equipment at the Dedicated Unit at midnight (24:00 hours) Central Prevailing Time on the last Day of each Month, unless otherwise mutually agreed by the Parties. Seller shall prepare and render to Purchaser within five (5) Business Days after the end of each Billing Period a statement detailing the meter reading and Seller's calculation of the payments due to Seller for such

Billing Period; provided that Purchaser, at its own cost and expense, shall have the right to monitor and witness such readings.

            (b) Payment for the Reservation Payment, Energy Payment, Replacement Power Fuel Payment, Start-Up Payment and any Tracking Account balance or any other amount owed by Purchaser for each Billing Period shall be made by wire transfer of funds immediately available in an account of Seller designated in accordance with Section 22.4 on or before the later of the fifteenth (15th) Day following receipt by Purchaser of Seller's invoice or the first Business Day following the nineteenth (19th) Day of the Month. Payment for any Tracking Account Balance or any other amount owed by Seller to Purchaser for each Billing Period shall be made by wire transfer of funds immediately available in an account of Purchaser designated in accordance with Section 22.4 on or before the later of the fifteenth (15th) Day following receipt by Purchaser of Seller's invoice or the first Business Day following the nineteenth (19th) Day of the Month.

            (c) If either Party in good faith disputes the accuracy of a bill, the Parties shall use their best efforts to resolve the dispute in accordance with Section 20.1. Any adjustments which the Parties may subsequently agree to make with respect to any such billing dispute shall be made by a credit or additional charge on the next bill rendered. If the Parties are unable to resolve the dispute in this manner, any amounts disputed on subsequent bills for the same reason may thereafter be withheld pending final resolution of the dispute in accordance with Section 20.2, provided that any undisputed amount shall be promptly paid. In the event the disputed amount is in excess of $500,000, the Party owing such amount shall (i) provide for the benefit of the other Party Credit Support with terms reasonably satisfactory to the other Party in the amount of such disputed payment or (ii) deposit the full amount of such disputed payment in an escrow account on terms acceptable to such other Party. Upon resolution of the dispute in accordance with this Agreement, any amounts held in escrow shall be paid to the Party in whose favor the dispute was resolved.

            Section 13.2 Other Payments. Any amounts, other than those specified in Sections 13.1, due to either Party under this Agreement shall be paid or objected to in good faith within fifteen (15) Days following receipt by the other Party of an itemized invoice from the Party to whom such amounts are due setting forth, in reasonable detail, the basis for such payment.

            Section 13.3 Currency and Timing of Payment. Notwithstanding anything contained in this Agreement, (i) all payments to be made by either Party under this Agreement shall be made in Dollars by wire transfer of funds immediately available in an account of the Party making such payment and (ii) any payment that becomes due and payable on a Day that is other than a Business Day or Day on which banks are closed in New York, New York shall be paid on the next succeeding Business Day.

            Section 13.4 Records. Either Party shall have the right, upon reasonable prior written notice to the other Party, to examine and/or make copies of the records and data of the other Party relating to this Agreement (including all records and data relating to or substantiating any charges paid by or to Seller) at any time during normal business hours during the period such records and data are required to be maintained. All such records and data shall be maintained for a maximum of three (3) years after the creation of such record or data and for any additional time period required under applicable Law or by Governmental Agencies having jurisdiction over the Parties.

            Section 13.5 Default Interest. If any payment due from either Party under this Agreement shall not be paid when due (including any undisputed payments or disputed payment withheld and found to be due the Party from whom payment was withheld under Section 13.2), there shall be due and payable to the other Party compensation thereon, calculated at a rate equal to two percent (2%) over the prime rate published in the "Money Rates" section of the Wall Street Journal, as of the Day payment became overdue (the "Contract Interest Rate"), from the date on which such payment became overdue to and until such payment is paid in full.

            Section 13.6 Credit Support.

            (a) Within thirty (30) Days of the end of each calendar quarter during the Term of this Agreement, Seller shall provide Purchaser with certificates or other documents ("DCSR Certificates") showing the calculation of the Debt Service Coverage Ratio provided by Seller to the Financing Parties pursuant to the Financing Documents. If, as of the end of any calendar quarter, the Debt Service Coverage Ratio for each of the previous four (4) consecutive calendar quarters is less than 1.25 to 1.00, Seller shall provide to Purchaser upon Purchaser's request, reasonable security for its obligations hereunder, in the form of cash, a surety bond, or Credit Support. The type of security to be provided shall be determined by Seller, but the form and substance of any surety bond, or Credit Support shall be reasonably acceptable to Purchaser. Such security shall be in an amount equal to $5.00 per kW of Contract Capacity. Seller shall maintain such security in full force and effect until the earlier of (x) ten (10) Days after delivery by Seller to Purchaser of certificates or other documents showing that Seller has achieved a Debt Service Coverage Ratio for four (4) consecutive quarters of 1.25 to 1.00 or greater as of the end of a calendar quarter, or (y) the termination of this Agreement; provided, however, that if this Agreement is terminated, Seller shall maintain such security in place until all amounts owed by Seller to Purchaser under this Agreement arising prior to such termination have been paid in full. Purchaser shall cancel or return to Seller, as Seller may direct, any such security provided by Seller within ten (10) Days after Seller is no longer required hereunder to provide or maintain such security.

            (b) Any cancellation or return of the security provided by Seller pursuant to Section 13.6(a) shall not preclude Purchaser from subsequently again demanding security for Seller's performance, subject to the same parameters set forth in Section 13.6(a).

            (c) In the event Seller has not provided security to Purchaser in accordance with Section 13.6(a), Purchaser may, at its discretion, offset any amounts owed by Seller to Purchaser under this Agreement including the amount of the security not provided by Seller against amounts owing from Purchaser to Seller. Purchaser's ability to request security in accordance with Section 13.6(a) and to offset against amounts otherwise due hereunder shall be without prejudice to Purchaser's right to exercise any other remedy available to Purchaser to collect any amounts due Purchaser under this Agreement.

                                   SECTION XIV

                         REPRESENTATIONS AND WARRANTIES

            Section 14.1 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the Effective Date as follows:

            (a) Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the state of Delaware and is qualified and in good standing in each other jurisdiction where the failure so to qualify would have a material adverse effect upon the business or financial condition of Seller or the Facility and Seller has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Agreement.

            (b) The execution, delivery, and performance of its obligations under this Agreement by Seller have been duly authorized by all necessary partnership action, and do not and will not:

                  (i) as to execution and delivery, require any consent or approval of Seller's partners which has not been obtained and each such consent and approval that has been obtained is in full force and effect,

                  (ii) violate any provision of any Law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to Seller or any provision of the partnership documents of Seller, the violation of which could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement;

                  (iii) result in a breach of or constitute a default under any provision of the partnership documents of Seller,

                  (iv) result in a breach of or constitute a default under any agreement relating to the management or affairs of Seller or any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Seller is a party or by which Seller or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement, or

                  (v) result in or require the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of Seller now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement.

            (c) This Agreement constitutes a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

            (d) There is no pending or, to the best of Seller's knowledge, threatened action or proceeding affecting Seller before any court, Governmental Agency or arbitrator that could reasonably be expected to materially and adversely affect the financial condition or operations of Seller or the ability of Seller to perform its obligations hereunder, or that purports to affect the legality, validity or enforceability of this Agreement.

            Section 14.2 Representations and Warranties of Aquila. Aquila represents and warrants to Seller as of the Effective Date as follows:

            (a) Aquila is a corporation duly organized and validly existing under the Laws of Delaware and has the full legal right, power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Agreement.

            (b) The execution, delivery, and performance of its obligations under this Agreement by Aquila have been duly authorized by all necessary corporate action, and do not and will not:

                  (i) as to execution and delivery, require any consent or approval of Aquila's board of directors which has not been obtained and each such consent and approval that has been obtained is in full force and effect,

                  (ii) violate any provision of any Law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to Aquila, the violation of which could reasonably be expected to have a material adverse effect on the ability of Aquila to perform its obligations under this Agreement,

                  (iii) result in a breach of or constitute a default under any provision of the articles of incorporation or by-laws of Aquila,

                  (iv) result in a breach of or constitute a default under any agreement relating to the management or affairs of Aquila or any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Aquila is a party or by which Aquila or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of Aquila to perform its obligations under this Agreement, or

                  (v) result in or require the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of Aquila now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of Aquila to perform its obligations under this Agreement.

            (c) This Agreement constitutes a legal, valid and binding obligation of Aquila and is enforceable against Aquila in accordance with its terms.

            (d) There is no pending or, to the best of Aquila's knowledge, threatened action or proceeding affecting Aquila before any court, Governmental Agency or arbitrator that could reasonably be expected to materially and adversely affect the financial condition or operations of Aquila or the ability of Aquila to perform its obligations hereunder, or that purports to affect the legality, validity or enforceability of this

Agreement.

            Section 14.3 Representations and Warranties of UtiliCorp. UtiliCorp represents and warrants to Seller as of the Effective Date as follows:

            (a) UtiliCorp is a corporation duly organized and validly existing under the Laws of Delaware and has the full legal right, power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Agreement.

            (b) The execution, delivery, and performance of its obligations under this Agreement by UtiliCorp have been duly authorized by all necessary corporate action, and do not and will not:

                  (i) as to execution and delivery, require any consent or approval of UtiliCorp's board of directors which has not been obtained and each such consent and approval that has been obtained is in full force and effect,

                  (ii) violate any provision of any Law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to UtiliCorp, the violation of which could reasonably be expected to have a material adverse effect on the ability of UtiliCorp to perform its obligations under this Agreement,

                  (iii) result in a breach of or constitute a default under any provision of the articles of incorporation or by-laws of UtiliCorp,

                  (iv) result in a breach of or constitute a default under any agreement relating to the management or affairs of UtiliCorp or any indenture or loan or credit agreement or any other agreement, lease, or instrument to which UtiliCorp is a party or by which UtiliCorp or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of UtiliCorp to perform its obligations under this Agreement, or

                  (v) result in or require the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of UtiliCorp now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of UtiliCorp to perform its obligations under this Agreement.

            (c) This Agreement constitutes a legal, valid and binding obligation of Aquila and is enforceable against UtiliCorp in accordance with its terms.

            (d) There is no pending or, to the best of UtiliCorp's knowledge, threatened action or proceeding affecting UtiliCorp before any court, Governmental Agency or arbitrator that could reasonably be expected to materially and adversely affect the financial condition or operations of UtiliCorp or the ability of UtiliCorp to perform its obligations hereunder, or that purports to affect the legality, validity or enforceability of this Agreement.

            Section 14.4 Certificates. Each of Purchaser and Seller shall, upon the request of the other Party, deliver or cause to be delivered from time to time to the other Party certifications of its officers, accountants, engineers or agents as to such matters as either Party may reasonably request in connection with such Parties' obligations under this Agreement.

            Section 14.5 Books and Records; Information. Each of Purchaser and Seller shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to its business and affairs in accordance with GAAP.

                                   SECTION XV

                                      TAXES

            Section 15.1 Taxes and Fees.

            (a) Seller shall be responsible for the payment of, and the Reservation Payments, Energy Payments and other amounts payable by Purchaser to Seller hereunder shall not be subject to adjustment for, Taxes imposed on Seller and Seller's property. Purchaser shall be responsible for the payment of, and no amount payable by Seller to Purchaser shall be subject to adjustment for, Taxes imposed on Purchaser and its property.

            (b) The Reservation Payment or Energy Payment under this Agreement shall be adjusted prospectively by any Change-in-Law Taxes. Seller shall provide Purchaser with written notice of any Change-in-Law Taxes imposed on Seller. Seller shall use Commercially Reasonable Efforts to Contest the imposition of any Change-in-Law Taxes and Purchaser shall have the right to Contest the imposition of any Change-in-Law Taxes provided that such Contest does not result in any material imposition on or cost to Seller, and Purchaser shall make any payments to Seller in respect of such Change-in-Law Taxes when required under this Agreement, but subject to refund in the event that Purchaser prevails in such Contest. Seller shall determine for any Billing Period the adjustment to the Reservation Payment or Energy Payment resulting from the application of a Change-in-Law Tax for such period, and shall provide to Purchase a certificate setting forth in reasonable detail the basis and calculation of such adjustment.

            (c) Each Party shall provide the other Party upon written request a certificate of exemption or other reasonably satisfactory evidence of exemption if any exemption from or reduction of any Tax is applicable. Each Party shall exercise Commercially Reasonable Efforts to obtain and to cooperate in obtaining any exemption from or reduction of any Tax. Each Party shall notify the other Party in a timely manner of any proposal to implement a Change-in-Law Tax.

            Section 15.2 General. Each Party shall each use reasonable efforts to implement the provisions of, and to administer, this Agreement in accordance with their intent to minimize taxes, so long as neither Party is materially adversely affected by such efforts. Either Party, upon written request of the other Party, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from taxes, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of tax. Either Party with knowledge of a Tax on the purchase or sale of energy, that may be applicable to the Fuel provided or energy sold hereunder shall notify the other Party, in advance, of the applicability of such Tax and shall also notify the other Party of any proposal to implement a new Tax or apply an existing Tax to the purchase, sale, delivery, or receipt of Fuel or energy hereunder.

                                   SECTION XVI

                                    INSURANCE

            Section 16.1 Insurance Required. Seller shall carry and maintain or cause to be carried and maintained no less than the insurance coverages listed in Appendix H, applicable to all operations undertaken by Seller and Seller's personnel in the minimum amounts (limits) indicated in Appendix H. Such minimum limits may be satisfied either by primary insurance or by any combination of primary and excess/umbrella insurance. Except as provided in Appendix H, the required insurance coverages shall be in effect on or prior to the commencement of construction of the Facility and shall be maintained in effect throughout the Term of this Agreement.

            Section 16.2 Evidence and Scope of Insurance. Seller shall annually cause each insurer or authorized agent to provide

Purchaser with two (2) original copies of insurance certificates reasonably acceptable to Purchaser evidencing the effectiveness of the insurance coverages required to be maintained. A complete copy of each policy shall be provided to Purchaser upon request.

            Section 16.3 Term and Modification of Insurance.

            (a) In the event that any insurance as required in this Agreement is on a "claims made" basis and not on an occurrence basis, such insurance shall provide for a retroactive date and continuing "tail" coverage not later than the Effective Date and such insurance shall be maintained by Seller, with a retroactive date not later than the retroactive date required above, for a minimum of five (5) years after the Term.

            (b) If the designated coverage, or relatively comparable coverage, are unavailable on reasonable commercial terms, Seller shall provide to Purchaser detailed information as to the maximum amount of available coverage that it is able to purchase and shall be required to obtain Purchaser's consent as to the adequacy of said coverage under the circumstances prevailing at the time, which consent Purchaser shall not unreasonably withhold or delay.

            (c) With Purchaser's approval, not to be unreasonably withheld, if Seller has sufficient net worth to self-insure for purposes of this Section XVI, Seller shall have the right to self-insure or provide reserves or other security reasonably acceptable to Purchaser for all or any portion of the foregoing coverages so long as, in the case of self-insurance, there is no material decrease in Seller's net worth or means that renders the same insufficient for purposes of self-insurance, and in the case of provision of reserves or security, the reserves and security shall be available and used only for the payment of obligations that otherwise would be covered by insurance policies required under this Section XVI and Appendix H and for no other purpose.

            Section 16.4 Application of Proceeds. For the Term of this Agreement, and subject to the requirements of the Financing Documents and the rights or remedies of the Financing Parties thereunder, Seller shall apply the proceeds of any such insurance policies received for damages to the Facility to the repair of the Facility.

                                  SECTION XVII

                               FORCE MAJEURE EVENT

            Section 17.1 Force Majeure Event Defined.

            (a) As used in this Agreement, "Force Majeure Event" shall mean causes or events beyond the reasonable control of, and without the fault or negligence of, the Party claiming such Force Majeure Event, including, without limitation, acts of God; unusually severe actions of the elements such as floods, hurricanes, or tornadoes; sabotage; terrorism; war; riots or public disorders; fire; and actions or failures to act of any Governmental Agency (including expropriation, requisition, Change-in-Law or change in any Governmental Approval or environmental constraints lawfully imposed by any Governmental Agency) preventing, delaying, or otherwise adversely affecting performance of a Party hereto.

            (b) Force Majeure Event shall not include (i) changes in market conditions that affect the cost or availability of supply of goods or services
(ii) any failure of, or delay in performance, or any full or partial curtailment in the electric output of the Facility that is caused by, or arises from any labor dispute or strike by Seller's employees or the employees of any contractor or subcontractor employed at the Facility (except to the extent arising out of a strike or labor action by employees or labor organizational members not employed at the Facility), (iii) the unavailability of equipment, except to the extent directly caused by an event fitting the definition of Force Majeure Event set forth above, which could reasonably have been avoided by compliance with Prudent Industry Practices, (iv) changes in market conditions that affect the price of energy or capacity, (v) the failure to timely apply for or to obtain Governmental Approvals required on the Effective Date for the construction or operation of the Facility, and (vi) any Delivery Excuse.

            Section 17.2 Applicability of Force Majeure Event. Neither Party shall be responsible or liable for any delay or failure in its performance under this Agreement if such delay or failure is due to a Force Majeure Event, provided that:

            (a) the non-performing Party shall give the other Party prompt, written notice of such Force Majeure Event as soon as practicable after discovery of such event, but in any event, no later than forty-eight (48) hours following discovery of such event, with details to be supplied within five (5) Days further describing the particulars of the occurrence of the Force Majeure Event;

            (b) the suspension of performance shall be of no greater scope and of no longer duration than is directly caused by the Force Majeure Event;

            (c) the non-performing Party shall proceed with Commercially Reasonable Efforts to remedy its inability to perform and shall provide progress reports to the other Party as requested but at least weekly, describing actions taken to remedy the consequences of the Force Majeure Event; and

            (d) when the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party prompt, written notice to that effect.

            Section 17.3 Other Effects of Force Majeure Events.

            (a) Subject to Section 3.2, If Seller shall suspend performance prior to the Delivery Start Date as a result of a Force Majeure Event then the Delivery Start Date shall be extended by the period of the Force Majeure Event. If Seller shall suspend performance as a result of a Force Majeure Event and Purchaser suspends payment of the Reservation payment pursuant to Section 17.3(c), then the Initial Term and the Extended Term shall be extended, in each case, by the period of the Force Majeure Event.

            (b) If any Force Majeure Event shall be claimed by a Party and shall suspend performance by such Party for more than eighteen (18) Months from the date of notice provided by such Party in Section 17.2(a), then the performing Party may, at any time following the end of such eighteen (18)-Month period but for only so long as such Force Majeure Event is still claimed, terminate this Agreement upon written notice to the affected Party, without further obligation by the terminating Party, except as to payment of any costs and liabilities incurred prior to the Effective Date of such termination. The non-affected Party may, but shall not be obligated to, extend such period for such additional time as it deems appropriate in its sole discretion, if the affected Party is exercising due diligence in its efforts to cure the Force Majeure Event.

            (c) If Seller is unable to achieve the Commercial Operation Date by the Delivery Start Date or after the Commercial Operation Date is unable to deliver the Contract Capacity or the Net Electrical Output as a result of a Force Majeure Event affecting Seller, Purchaser shall pay the Reservation Payments, Energy Payments, and Replacement Power Fuel Payments commencing on the Delivery Start Date to the extent that Seller is providing Replacement Power to Purchaser in accordance with Section 3.2 or Section 6.4 until termination of this Agreement, but otherwise shall be relieved of the obligation to pay the Reservation Payment, Energy Payment or the Replacement Power Fuel Payment, as appropriate. If Purchaser shall be unable to accept the Contract Capacity or the Net Electrical Output as a result of a Force Majeure Event affecting Purchaser, Purchaser shall remain obligated to pay the Reservation Payment to Seller pursuant to Section 10.1 for the period of such Force Majeure Event until termination of this Agreement except to the extent that during the period of such Force Majeure Event, Seller is prevented or is unable to deliver the Contract Capacity or Net Electrical Output by reason of a Force Majeure Event affecting Seller.

            (d) In the event a Force Majeure Event is claimed by Seller as a result of the negligence of either TVA or Entergy or the default of TVA under the TVA Interconnection Agreement or by Entergy under the Entergy Interconnection Agreement, and Seller receives any compensation from TVA or Entergy by virtue of such negligence or default, Seller shall pay Purchaser a pro-rata amount of such compensation based on the Contract Capacity of the Dedicated Unit compared to all Units, up to the amount of any losses incurred by Purchaser as a result of such Force Majeure Event.

            Section 17.4 Delivery Excuse.

            (a) In no event shall Seller be responsible or liable for or deemed in breach of this Agreement for any delay or failure of performance of its obligations under this Agreement to the extent such delay or failure of performance is directly caused by a condition of Delivery Excuse.

            (b) As used in this Agreement, "Delivery Excuse" shall mean: (i) any Event of Default of Purchaser under this Agreement; (ii) the unreasonable delay or failure by Purchaser in giving an approval within the times required under this Agreement; (iii) the delay or failure by Purchaser in performing amaterial obligation under this Agreement; (iv) the delay or failure of Purchaser to deliver Fuel or to accept Contract Capacity or Net Electrical Output as required under this Agreement, which failure does not arise in each case as a result of Seller's non-performance under this Agreement; or (v) any event described in
Section 6.3.

            (c) If Seller determines that its performance is or has been affected by a condition of Delivery Excuse:

                  (i) Seller shall give Purchaser prompt, written notice of the event which caused such Delivery Excuse as soon as practicable after discovery of such event, but in any event, no later than forty-eight (48) hours after discovery of such event, with details to be supplied within five (5) Days further describing the particulars of the occurrence;

                  (ii) the suspension of performance shall be of no greater scope or longer duration than is attributable to the condition of Delivery Excuse; and

                  (iii) Seller shall promptly notify Purchaser when the effects of the condition of Delivery Excuse have been removed and Seller is able to resume its performance.

            (d) If Seller is unable to achieve the Commercial Operation Date by the Delivery Start Date or, after the Commercial Operation Date, is unable to deliver Contract Capacity or Net Electrical Output as a result of a Delivery Excuse, Seller shall have no obligation to provide Replacement Power to Purchaser with respect to such failure of delivery, and Purchaser shall remain obligated to pay the Reservation Payment pursuant to Section 10.1 during the period of such Delivery Excuse.

                                  SECTION XVIII

                             TERMINATION AND DEFAULT

            Section 18.1 Event of Default.

            (a) The occurrence of any one of the following shall constitute an Event of Default with respect to Seller:

                  (i) Seller shall fail to make payments for undisputed amounts due under this Agreement to Purchaser within thirty (30) Days after notice from Purchaser that such payment is due;

                  (ii) Seller shall fail to comply with any material provision of this Agreement (other than the obligation to pay money when due), and such failure shall continue uncured for thirty (30) Days after notice thereof by Purchaser, provided that if such failure is not capable of being cured within such period of thirty (30) Days with the exercise of reasonable diligence, then such cure period shall be extended for an additional reasonable period of time (not to exceed ninety (90) Days) so long as Seller is exercising Commercially Reasonable Efforts to cure such failure;

                  (iii) Seller shall: (a) admit in writing its inability to pay its debts as such debts become due; (b) make a general assignment or an arrangement or composition with or for the benefit of its creditors; (c) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Party under any bankruptcy or similar Law; (d) take any action for the purpose of effecting any of the foregoing, and shall fail to cure any of the actions or failures within sixty (60) Days;

                  (iv) A proceeding or case shall be commenced, without the application or consent of Seller, in any court of competent jurisdiction, seeking: (a) its liquidation, reorganization of its debts, dissolution or winding-up, or the composition or readjustment of its debts; (b) the appointment of a receiver, custodian, liquidator or the like of Seller or of all or any substantial part of its assets; or (c) similar relief in respect of Seller under any Law relating to bankruptcy, insolvency, reorganization of its debts, winding-up, composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) Days;

                  (v) Seller shall assign this Agreement or any of its rights hereunder other than in compliance with Section 22.3, and such failure shall not be cured within thirty (30) Days after notice thereof by Purchaser;

                  (vi) Any representation made by Seller under Section XIV shall be false in any material respect and such failure shall not be cured within thirty (30) Days after notice thereof by Purchaser; or

                  (vii) Seller's failure to remedy a Capacity Shortfall in accordance with Section 11.1(d)

            (b) The occurrence of any one of the following shall constitute an Event of Default with respect to Purchaser:

                  (i) Purchaser shall fail to make payments for undisputed amounts due under this Agreement to Seller within thirty (30) Days after notice from Seller that such payment is due;

                  (ii) Purchaser shall fail to comply with any material provision of this Agreement (other than the obligation to pay money when due), and such failure shall continue uncured for thirty (30) Days after notice thereof by Seller, provided that if such failure is not capable of being cured within such period of thirty (30) Days with the exercise of reasonable diligence, then such cure period shall be extended for an additional reasonable period of time (not to exceed ninety (90) Days) so long as Purchaser is exercising Commercially Reasonable Efforts to cure such failure;

                  (iii) Purchaser shall: (a) admit in writing its inability to pay its debts as such debts become due; (b) make a general assignment or an arrangement or composition with or for the benefit of its creditors; (c) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Party under any bankruptcy or similar Law; (d) take any action for the purpose of effecting any of the foregoing, and shall fail to cure any of the actions or failures within sixty (60) Days;

                  (iv) A proceeding or case shall be commenced, without the application or consent of Purchaser, in any court of competent jurisdiction, seeking: (a) its liquidation, reorganization of its debts, dissolution or winding-up, or the composition or readjustment of its debts; (b) the appointment of a receiver, custodian, liquidator or the like of Purchaser or of all or any substantial part of its assets; or (c) similar relief in respect of Purchaser under any Law relating to bankruptcy, insolvency, reorganization of its debts, winding-up, composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) Days;

                  (v) Purchaser shall assign this Agreement or any of its rights hereunder other than in compliance with Section 22.3 and such failure shall not be cured within thirty (30) Days after notice thereof by Seller; or

                  (vi) Any representation made by Purchaser under Section XIV shall be false in any material respect and such failure shall not be cured within thirty (30) Days after notice thereof by Seller.

            Section 18.2 Remedies for Default. If an Event of Default occurs with respect to a defaulting Party at any time during the Term, the non-defaulting Party may, for so long as the Event of Default is continuing, (i) establish a date (which date shall be thirty (30) Days after the Non-Defaulting Party delivers notice) (the "Early Termination Date") on which this Agreement shall terminate, (ii) withhold any payments due in respect of this Agreement and
(iii) pursue any other remedies available at Law or in equity, except to the extent such remedies are expressly limited by this Agreement.

                                   SECTION XIX

                          INDEMNIFICATION AND LIABILITY

            Section 19.1 Indemnification.

            (a) Except as otherwise specifically provided in this Agreement, or unless the damage or injury arises out of, results from, or is caused by, the breach of this Agreement by a Party or by the negligence or misconduct of a Party's own officers, directors, employees, agents, contractors or subcontractors, neither Party shall be liable to the other for any claims, judgments, liabilities, losses, costs, expenses or damages of any kind or character (including loss of use of property) in connection with damages or destruction of property or personal injury (including death) arising out of the performance of this Agreement, including the design, construction, maintenance or operation of property, facilities or equipment owned or used by the other Party, or the use of, misuse of or contact with the electrical energy delivered hereunder.

            (b) Each Party shall indemnify and hold the other Party, and its officers, directors, affiliates, agents, employees, contractors and subcontractors, harmless from and against any and all claims, judgments, losses, liabilities, costs, expenses (including reasonable attorneys' fees) and damages of any nature whatsoever for personal injury, death or property damage (except workers' compensation claims) caused by any act or omission of the indemnifying Party or the indemnifying Party's own officers, directors, affiliates, agents, employees, contractors or subcontractors that arises out of or are in any manner connected with the performance of this Agreement, except to the extent such injury, death or damage is attributable to the negligence or misconduct of, or breach of this Agreement by, the Party seeking indemnification hereunder.

            Section 19.2 Fines.

            (a) Any fines, penalties or other costs incurred by either Party or such Party's agents, employees or subcontractors for non-compliance by such Party, its agents, employees or subcontractors with the requirements of any Laws or Governmental Approvals shall not be reimbursed by the other Party but shall be the sole responsibility of such non-complying Party.

            (b) If such fines, penalties or other costs are assessed against Purchaser by any Governmental Agency or court of competent jurisdiction due to the non-compliance by Seller with any Laws or Governmental Approvals, Seller shall indemnify and hold harmless Purchaser against any and all losses, liabilities, damages and claims suffered or incurred because of the failure of Seller to comply therewith. Seller shall also reimburse Purchaser for any and all legal or other expenses (including attorneys' fees) reasonably incurred by Purchaser in connection with such losses, liabilities, damages and claims.

            (c) If such fines, penalties or other costs are assessed against Seller by any Governmental Agency or court of competent jurisdiction due to the non-compliance by Purchaser with any Laws or Governmental Approvals, Purchaser shall indemnify and hold harmless Seller against any and all losses, liabilities, damages and claims suffered or incurred because of the failure of Purchaser to comply therewith. Purchaser shall also reimburse Seller for any and all legal or other expenses (including attorneys' fees) reasonably incurred by Seller in connection with such losses, liabilities, damages and claims.

            Section 19.3 Limitations of Liability, Remedies and Damages.

            (a) Each Party acknowledges and agrees that in no event shall any partner, shareholder, owner, officer, director, employee, or affiliate of either Party or an affiliate thereof

(other than LSP-Energy, Inc. in its capacity as a general partner of Seller) be personally liable to the other Party for any payments, obligations, or performance due under this Agreement or any breach or failure of performance of either Party and the sole recourse for payment or performance of the obligations under this Agreement shall be against Seller or Purchaser and each of their respective assets and not against any other Person, except for such liability as expressly assumed by an assignee pursuant to an assignment of this Agreement in accordance with the terms hereof.

            (b) Notwithstanding any provision of this Agreement to the contrary, prior to the Commercial Operation Date, the liability of Seller to Purchaser pursuant to this Agreement (other than pursuant to Sections 19.1 and 19.2) shall be limited to the amount of Incremental Replacement Power Costs through the termination date of this Agreement.

            (c) Notwithstanding any provision of this Agreement to the contrary, after the Commercial Operation Date, Seller shall have no obligation to deliver Replacement Power to Purchaser and Seller shall not be liable for, and shall be held harmless against, any claims, damages or liabilities of any kind resulting from a Forced Outage or other failure to deliver Contract Capacity or Net Electrical Output to Purchaser other than as reflected in the calculation of Availability Adjustment Factor or pursuant to Section 10.3 or remedies available under clauses (i) and (ii) of Section 18.2.

            (d) Notwithstanding any provision of this Agreement to the contrary, after the Commercial Operation Date, Purchaser shall not be obligated to purchase and receive any minimum quantity of Net Electrical Output from the Dedicated Unit, or make any payments with respect thereto other than as set forth in Section X. Any liability of Purchaser to Seller pursuant to this Agreement (other than pursuant to Sections 19.1 and 19.2) shall be limited to the amount of the Reservation Payment through the Term of this Agreement.

            (e) THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS HEREIN PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. EACH PARTY'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, EACH PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY

STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

            Section 19.4 UCC. Except as otherwise provided for in this Agreement, the provisions of the Uniform Commercial Code (the "UCC") of the state whose Laws shall govern this Agreement shall be deemed to apply to this Agreement and energy shall be deemed to be a "good" for purposes of the UCC. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SELLING PARTY EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

                                   SECTION XX

                               DISPUTE RESOLUTION

            Section 20.1 Senior Officers.

            (a) Each of Seller and Purchaser shall designate in writing to the other Party a representative who shall be authorized to resolve any dispute arising under this Agreement in an equitable manner and, unless otherwise expressly provided herein, to exercise the authority of such Party to make decisions by mutual agreement.

            (b) If such designated representatives are unable to resolve a dispute under this Agreement, such dispute shall be referred by each Party's representatives, respectively, to a senior officer designated by Seller and a senior officer designated by Purchaser for resolution upon five (5) Days' written notice from either Party. Any dispute that may arise in connection with this Agreement which can not be resolved within thirty (30) Days following submission to senior officers shall be settled by arbitration in accordance with
Section 20.2.

            (c) The Parties hereto agree (i) to attempt to resolve all disputes arising hereunder promptly, equitably and in a good faith manner; and (ii) to provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data pertaining to any such dispute.

            Section 20.2 Arbitration.

            (a) After the expiration of the thirty (30) Day period described in
Section 20.1 (b), either Party may submit any matter in dispute concerning the provisions of this Agreement to arbitration by providing the other Party a written notice of arbitration, specifying the matter to be arbitrated.

            (b) Within twenty (20) Days of the notice given in Section 20.2 (a), the Parties shall select three (3) AAA approved commercial arbitrators, unless the Parties otherwise agree in writing to select the arbitrators from another source. To select these arbitrators, the Parties shall alternately strike names from a list of commercial arbitrators knowledgeable or experienced in the industry with no financial interest in any Party or any affiliate of any Party obtained from the AAA or other agreed upon source, with the Party furnishing the Notice of Arbitration striking first, until three (3) Persons' names remain on such list. Such Persons shall become the arbitrators of the matter. In the event any Person selected to be an arbitrator is unable or unwilling to serve, the process shall be repeated until three (3) arbitrators have been selected and have agreed to hear and resolve the dispute.

            (c) The arbitrators shall permit each Party to conduct reasonable discovery as promptly and expeditiously as possible (and both Parties shall cooperate to this end). Discovery shall be limited to requests for the production of documents and examination upon deposition. Each Party's requests for, and responses to discovery including examination upon deposition shall be completed within sixty (60) Days of the arbitrators' selection. The Parties may modify the period for discovery by mutual agreement. The arbitrators shall resolve any discovery disputes between the Parties that, after using their best efforts, the Parties cannot resolve themselves.

            (d) The hearing shall be initiated as promptly and expeditiously as possible (and the Parties shall cooperate to this end) and, in no event more than thirty (30) Days after the conclusion of the discovery period. The rules of evidence of AAA shall apply to the presentation of evidence. Each Party shall file written direct testimony with the arbitrators and serve a copy on the other Party. The written testimony must be received by the arbitrators and the other Party no later than ten (10) Days prior to the commencement of the hearing. Each Party shall be permitted to make opening statements with the Party demanding arbitration presenting its opening statement first. Immediately after opening statements, the Party demanding arbitration shall then present evidence in support of its position. The other Party then shall present evidence in support of its position. All witnesses must testify under oath, and a stenographic record and transcript of the hearing shall be made. Each Party shall have an opportunity to cross-examine the other Party's witnesses, including the witnesses that file written direct testimony. The Parties shall be permitted to make closing statements. The Party demanding arbitration shall present its statement first. The arbitrators shall conclude the hearing within thirty (30) calendar days of its commencement. The period for concluding the hearing may be modified by mutual agreement of the Parties.

            (e) The Parties shall submit briefs and/or proposed orders following the completion of the hearing unless otherwise agreed by the Parties and approved by the arbitrators. Initial briefs or proposed orders shall be served on other Parties. The initial briefs or proposed orders must be received by the arbitrators and the other Party no later than fifteen (15) Days after completion of the hearing. Reply briefs shall be submitted to the arbitrators and served on the other Party within ten (10) Days of receipt by the arbitrators and the other Party of the initial briefs or proposed orders. The briefing schedule provided herein may be modified by mutual agreement of the Parties with the approval of the arbitrators.

            (f) The determination and/or award of the arbitrators, whichever is appropriate, shall be made no later than thirty (30) Days from the date of the completion of the hearing or, if applicable, the date the last required briefs and/or proposed orders were received by the arbitrators and the Parties. Such determination and/or award shall be conclusive, final, and binding, subject only to the outcome of confirmation or vacation proceedings, if any, under applicable Law. To the extent that an award includes an amount of money, such award shall include interest at the Contract Interest Rate, and such interest shall accrue from the date(s) on which such money should have been paid to the prevailing Party or was incorrectly paid by that Party.

            (g) Unless the Parties otherwise agree in writing, arbitration under this Agreement shall be conducted in Chicago, Illinois.

            (h) Arbitration under this Agreement shall be governed by the AAA Commercial Arbitration Rules (or any successor thereto) in effect at the time of arbitration, unless the Parties mutually agree to another set of rules or body of Law, provided that if any specific provision of this Section conflicts with the then effective AAA Commercial Arbitration Rules, or other set of rules or body of Law mutually agreed to by the parties, then the provisions of this Section shall govern.

            (i) The costs of the arbitration proceedings, other than the Parties' own expenses, shall be shared equally by the Parties.

            (j) The arbitrators shall have no power to amend or add to this Agreement, but shall have the authority to interpret the language of such agreements and make findings of fact, order specific performance and provide injunctive relief as if the arbitrators were a court. Subject to such limitation, the decision of the arbitrators shall be final and binding. Judgment on an award may be enforced in any court of competent jurisdiction. Upon request of either Party, the arbitrators may issue such orders for interim relief as may be deemed necessary to safeguard the property that is the subject of arbitration or otherwise avoid irreparable harm to a Party, without prejudice to the rights of the Parties to the final determination of the dispute. Either Party may, without inconsistency with this Agreement, seek from any court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that Party, pending the establishment of the arbitration tribunal.

                                   SECTION XXI

                         APPOINTMENT OF AQUILA AS AGENT

            Section 21.1 Appointment. UtiliCorp hereby appoints Aquila as its true and lawful agent and attorney-in-fact, with full power and authority in its name and on its behalf, to execute, acknowledge and deliver such documents and instruments as may be necessary or appropriate to carry out the provisions of this Agreement, including, without limitation, any notices, consents, elections, waivers, correspondence, agreements, instruments or claims which Aquila deems appropriate; provided, however, that Aquila may not agree to amend this Agreement on behalf of UtiliCorp. UtiliCorp may terminate this appointment upon written notice to Seller.

            Section 21.2 Presumption of Authority. Seller may conclusively presume and rely upon the fact that to the extent specified in Section 21.1, any instrument executed by Aquila acting as Purchaser or agent or attorney-in-fact for UtiliCorp is authorized, regular, and binding upon UtiliCorp, without further need for inquiry.

                                  SECTION XXII

                                  MISCELLANEOUS

            Section 22.1 Prudent Industry Practices. All actions required or taken by either Party under this Agreement shall be consistent with Prudent Industry Practices.

            Section 22.2 Change in Prudent Industry Practices. The Parties recognize that this Agreement was prepared based on use of Prudent Industry Practices commonly used in the electric power and natural gas industries. To the extent such practices change over time (i.e., change in scheduling practices), the Parties agree to negotiate in good faith to incorporate such changes into implementation of this Agreement.

            Section 22.3 Assignment.

            (a) Subject to Section 22.3(b) and 22.3(c), neither this Agreement, nor any of the rights or obligations hereunder, may be assigned, transferred or delegated by either Party without the express prior written consent of the other Party, which consent shall not be unreasonably withheld. It shall not be reasonable to withhold consent of assignment to an entity of equal or better credit rating.

            (b) Purchaser agrees that (i) Seller may assign, mortgage, hypothecate, pledge or otherwise encumber all or any portion of Seller's interest in and to this Agreement in favor of any Financing Party and its successors and assigns and (ii) any such Financing Party may assign such interest in and to this Agreement to any subsequent assignee in connection with the sale, transfer or exchange of its rights under this Agreement or for the purpose of operating the Facility pursuant to such assignment upon and after the exercise of its rights and enforcement of its remedies against the Facility under any deed of trust or other security instrument creating a Lien in its favor. Each of the Parties agrees to execute such documents as reasonably may be requested by any such Financing Party or subsequent assignee to evidence and acknowledge its consent and the effectiveness of any such assignment or Lien; provided, however, that at the request of Purchaser, such consent shall contain a provision whereby the Financing Party agrees to assume all of the Seller's obligations under this Agreement in connection with any exercise of remedies pursuant to which the Financing Party or its designee succeeds to all of the Seller's rights in the Facility where such exercise of remedies arises due to the default by any purchaser of the output of any Unit other than the Dedicated Unit.

            (c) Aquila may assign its rights and responsibilities under this Agreement to any affiliate of UtiliCorp without the express prior written consent of Seller, provided that UtiliCorp shall remain a party to this Agreement and remain jointly and severally liable for Purchaser's obligations hereunder.

            Section 22.4 Notices. Except as otherwise specified in this Agreement, any notice, demand for information or documents required or authorized by this Agreement to be given to a Party shall be given in writing and shall be sufficiently given if delivered by registered mail, courier or hand delivered against written receipt, or if transmitted and received by facsimile transmission addressed as set forth below, or if sent to such Party by registered mail, courier or hand delivery to such other address as such Party may designate for itself by notice given in accordance with this Section 22.4. Any such notice shall be effective only upon actual delivery or receipt thereof. All notices given by telex or facsimile shall be confirmed in writing, delivered or sent as aforesaid, but the failure to so confirm shall not vitiate the original notice. The address for the delivery of notices and bills to each Party and the respective telephone and facsimile numbers, unless revised by either Party, are as follows:

            (a) For Seller:

                LSP Energy Limited Partnership
                655 Craig Road, Suite 336
                St. Louis, MO 63141
                Attention:  Clarence Heller
                Telephone: 314-993-2700
                Facsimile: 314-993-2790

                And

                LSP Energy Limited Partnership
                2 Tower Center, 10th Floor
                East Brunswick, NJ 08816
                Attention: General Counsel
                Telephone: 732-249-6750
                Facsimile: 732-249-7290
                Wire Transfer: To be provided.

            (b) For Purchaser:

                Aquila Power Corporation
                10750 East 350 Highway
                Kansas City, Missouri 64138
                Attention: Vice President
                Telephone: 816-936-8700
                Facsimile: 816-936-8775
                Wire Transfer: To be provided.

            Section 22.5 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the Law of the State of New York, exclusive of conflicts of Laws provisions.

            Section 22.6 Entire Agreement. This Agreement constitutes the entire understanding between the Parties and supersedes any and all previous understandings between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

            Section 22.7 Further Assurances. If either Party determines in its reasonable discretion that any further instruments, assurances or other things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments and assurances and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

            Section 22.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The failure or delay of either Party to require performance by the other Party of any provision of this Agreement shall not affect its right to require performance of such provision unless and until such performance has been waived by such Party in writing in accordance with the terms hereof. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

            Section 22.9 Modification or Amendment. No modification, amendment or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Parties.

            Section 22.10 Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstance is held to be illegal, invalid or unenforceable under any present or future Law or by any Governmental Agency, (a) such term or provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            Section 22.11 Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one agreement binding on both Parties hereto and shall have the same force and effect as an original instrument, notwithstanding that both Parties may not be signatories to the same original or the same counterpart.

            Section 22.12 Confidential Information. Any information provided by either Party to the other Party pursuant to this Agreement or which is otherwise derived as a result of a Party's performance under this Agreement shall be utilized by the receiving Party solely in connection with the purposes of this Agreement and shall not be disclosed by the receiving Party to any third party, except with the providing Party's written consent, and upon request of the providing Party shall be returned thereto or destroyed. Notwithstanding the above, the

Parties acknowledge and agree that such information may be disclosed to actual and prospective Financing Parties, suppliers and potential suppliers of major equipment to the Facility and other third parties as may be reasonably necessary for Purchaser and Seller to perform their obligations under this Agreement and the Financing Documents. To the extent that such disclosures are necessary, the Parties also agree that they shall endeavor in disclosing such information to seek to preserve the confidentiality of such disclosures. This provision shall not prevent either Party from providing any confidential information received from the other Party to any court or Governmental Agency as may be required by such court or Governmental Agency, provided that, if feasible, the disclosing Party shall have given prior notice to the other Party of such required disclosure and, if so requested by such other Party, shall have used all reasonable efforts to oppose the requested disclosure, as appropriate under the circumstances, or to otherwise make such disclosure pursuant to a protective order or other similar arrangement for confidentiality. The timing and content of any press releases associated with this Agreement shall be agreed to by the Parties prior to any public distribution.

            Section 22.13 Independent Contractors. The Parties are independent contractors. Nothing contained herein shall be deemed to create an association, joint venture, partnership or principal/agent relationship between the Parties hereto or to impose any partnership obligation or liability on either Party. Neither Party shall have any right, power or authority to enter into any agreement or commitment, act on behalf of, or otherwise bind the other Party in any way.

            Section 22.14 Third Parties. This Agreement is intended solely for the benefit of the Parties. Nothing in this Agreement shall be construed to create any duty or liability to, or standard of care with reference to, any other Person.

            Section 22.15 Headings. The headings contained in this Agreement are solely for the convenience of the Parties and should not be used or relied upon in any manner in the construction or interpretation of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOW.]

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                              LSP ENERGY LIMITED PARTNERSHIP

                              By: /s/ LSP Energy, Inc.
                                 ---------------------------
                                   General Partner

                              By: /s/ Clarence J. Heller
                                 ---------------------------
                                   Name: Clarence J. Heller
                                   Title: Executive Vice President


                              AQUILA POWER CORPORATION

                              By: /s/ Harvey J. Padewer
                                 ---------------------------
                                   Name: Harvey J. Padewer
                                   Title: President


                              UTILICORP UNITED INC.

                              By: /s/ Robert Green
                                 ---------------------------
                                   Name: Robert K. Green
                                   Title: President & COO

                                                                      Appendix A

                    Testing Procedures for Contract Capacity

      This Appendix A defines the method for determining Contract Capacity at reference conditions of 95 degrees Fahrenheit and sixty percent (60%) relative humidity (summer conditions) and 59 degrees Fahrenheit and sixty percent (60%) relative humidity (winter conditions) tendered to the Purchaser pursuant to the terms of this Agreement.

A. Requirement for Capability Test Procedure

      A test shall be conducted prior to commercial operation to determine the Contract Capacity. The test shall be conducted in accordance with a test procedure to be developed by the Facility contractor, which shall incorporate all of the test criteria and requirements specified in this Appendix A. This test procedure shall be used as the basis for conducting all subsequent tests to determine the Contract Capacity, subject to the provisions of Section 22.2.

B. Development of Test Procedure

      This procedure shall include, but not be limited to, the following subjects: arrangement and form of the test, log sheets, duration, readings to be taken, instrumentation, and method of data recording. Development of the test procedure shall generally follow the guidelines contained in ASME PTC 46, "Overall Plant Performance". The annual Capability Test is to be conducted at an ambient temperature within 10 degrees Fahrenheit of rating dry-bulb temperature. Retests shall be conducted at ambient conditions as close to rating conditions as practicable.

      The following general guidelines shall be included in the development of the test procedure for the Dedicated Unit:

      (a) The combustion turbine shall be subjected to a full compressor and/or turbine cleaning prior to conducting the test.

      (b) All appropriate auxiliary equipment associated with the Dedicated Unit shall be in service.

      (c) Test data shall be collected with plant instruments, except that Seller shall be allowed to substitute test instrumentation for plant instrumentation, provided that the test instrumentation is of greater accuracy. Determination of Net Electrical Output shall be with the metering devices located at the

            Electricity Metering Points indicated in Appendix B. Ambient conditions at the time of running capability tests shall be recorded so that appropriate adjustments can be made when establishing seasonal capabilities. Conditions to be recorded are: dry-bulb temperature, wet-bulb temperature, barometric pressure, and condenser cooling water inlet temperature.

      (d) For determination of Standard Capacity, duct firing shall not be in service and the combustion turbine shall be operated at its base load rating, without steam injection.

      (e) For determination of Supplemental Capacity, duct firing shall be in service and the combustion turbine shall be operated at its base load rating, with steam injection.

      (f) For determination of both Standard Capacity and Supplemental Capacity, the combustion turbine evaporative cooler shall be in service.

      (g) The results of the tests shall be adjusted to the Standard Capacity and Supplemental Capacity reference conditions of 95 degrees Fahrenheit and sixty percent (60%) relative humidity.

      (h) Once steady state conditions have been established, a two (2) hour performance test shall be conducted divided into four (4) one-half hour test periods, with the test results being the average of the four test periods.

      (i) Parameters affecting performance should be held at steady state conditions during each of the test periods.

      (j) When the total output of the Facilities is reduced due to restrictions placed upon the output of individual Units through the operation of the Clean Air Act or similar legislation, then the total of the individual Unit ratings shall not exceed the modified Facilities capacity.

      (k) The Fuel used during testing shall be the general type expected to be used during peak load conditions.

      (l) The Contract Capacity, Standard Capacity and Supplemental Capacity shall each be determined separately for each Unit at the Facility, except that in the event multiple Unit capability at the Facility is limited by Fuel limitations, transmission limitations or other auxiliary devices or equipment that is considered a Common Facility, each Unit shall be tested simultaneously and shall equally share in the limitation.

                                                                      Appendix B

                               Metering Equipment

A. ELECTRICITY METERING

      (a) Location of Meters. The Net Electrical Output for each Unit shall be measured by Seller's electricity metering devices located at the Electricity Metering Points ("Unit Electricity Meter"). The general location of the Electricity Metering Points is shown on Figure B-1. The Unit Electricity Meter shall be owned and operated in accordance with the Agreement.

      Metering devices shall also be located on Entergy's and TVA's side of the Interconnection Points in the approximate location shown on Figure B-1 to measure energy delivered by Seller at the Interconnection Points ("Utility Meters"). The Utility Meters will be owned and operated by Entergy and TVA.

      (b) Description of Meters. All electricity metering devices shall be designed in accordance with Prudent Industry Practices and shall consist of meters, metering current and voltage transformers and associated equipment required to determine the amounts and time of delivery of energy by Seller to Purchaser.

      (c) Meter Outputs/Data Recording/Telemetering. The Unit Electricity Meter shall be capable of measuring MWs, MVARs and MWhs of each Dedicated Unit in accordance with appropriate NERC criteria and Prudent Industry Practices, and shall have the capability to totalize such data hourly. The output of the meters shall be recorded in electronic format and stored on-site. The necessary telemetering equipment and associated facilities shall be installed on-site to facilitate transmittal of the instantaneous MW and MVAR information to Purchaser and the Control Center.

      (d) Reconciliation of Meters. The sum of the Net Electrical Output measured by the Unit Electricity Meter shall equal the sum of the measured values from the Utility Meters within the range of applicable meter accuracy tolerances. In the event this is not the case, any such discrepancies shall be treated in accordance with this Appendix B, Section 9.4 of the Agreement and other applicable terms of the Agreement. Seller shall facilitate determination of which metering devices caused such inaccuracy and shall allocate any such inaccuracy appropriately among the Units.

B. FUEL METERING

      (a) Location of Meters. Purchaser shall deliver Fuel to the Fuel Metering Points in accordance with the terms of the Agreement. The Fuel metering devices shall be located at the Fuel Metering Points as shown on Figure B-2.

      Fuel metering devices shall also be located at each Unit at the approximate location shown on Figure B-2 to measure the Fuel used by each Unit to produce the Net Electrical Output ("Unit Fuel Meter"). All Fuel metering devices shall be owned and operated in accordance with the terms of the Agreement.

      (b) Description of Meters. All Fuel Metering Devices shall be designed in accordance with Prudent Industry Practices and shall consist of meters and associated equipment required to determine the amounts and time of delivery of Fuel by Purchaser to Seller, and shall have the capability to totalize such data hourly.

      (c) Meter Outputs/Data Recording/Telemetering. The Fuel metering devices shall measure Fuel in units of MMBtu in accordance with Prudent Industry Practices and the tariffs of the interstate pipelines. The output of the meters shall be recorded in electronic format and stored on-site. The necessary telemetering equipment and associated facilities shall be installed to facilitate transmittal of the real time Fuel flow information from the Unit Fuel Meter to Purchaser.

      (d) Reconciliation of Meters. The sum of the Fuel measured by the Unit Fuel Meters shall equal the sum of the measured values from the meters located at the Fuel Metering Points minus any Fuel not used at the Facility, all within the range of applicable meter accuracy tolerances. In the event this is not the case, any such discrepancies shall be treated in accordance with this Appendix B, and other applicable terms of the Agreement. Seller shall facilitate determination of which metering devices caused such inaccuracy and shall allocate any such inaccuracy appropriately among the Units.

                                                                      Appendix C

                                  Design Limits

      The Design Limits for the Dedicated Unit shall be the following:

            (a) The maximum load for the Dedicated Unit shall be equal to the maximum Net Electrical Output allowed pursuant to manufacturers' warranties and recommendations and the Governmental Approvals relating to the Facility;

            (b) The minimum load for the Dedicated Unit shall be equal to seventy percent (70%) of Standard Capacity;

            (c) The capacity to ramp in the range of operations from minimum load to the maximum Standard Capacity at an average rate shall be equal to no less than five (5) MW per minute ("Guaranteed Ramp Rate");

            (d) There shall be no more than one Start-Up per Day, unless otherwise agreed by Seller;

            (e) There shall be a minimum run time of eight (8) consecutive hours;

            (f) The maximum time from Purchaser's notice of Start-Up to minimum load shall be as follows ("Guaranteed Start-Up Time"):

                  (i) If a Dedicated Unit has been out of operation for less than forty-eight (48) hours, it shall achieve minimum load within one hundred and thirty (130) minutes following Purchaser's notice of Start-Up; and

                  (ii) If a Dedicated Unit has been out of operation for more than forty-eight (48) hours, it shall achieve minimum load within two hundred and ten (210) minutes following Purchaser's notice of Start-Up; and

            (g) The power factor of Net Electrical Output from the Dedicated Unit shall be in the range from 0.90 lagging to 0.95 leading.

                                                                      Appendix D

                               Fuel Specifications

      All Fuel delivered to the Facility by Purchaser shall meet the following minimum requirements for receipt on each of the following applicable pipelines:

      ANR Pipeline Company, FERC Gas Tariff, Second Revised Volume No. 1,
      Section 13 - Quality and subsections 13.1 through 13.4 (sheets 129 through
      132), as amended.

      Trunkline Gas Company, FERC Gas Tariff, First Revised Volume No. 1,
      Section 13 - Quality and subsections 13.1 through 13.6 (Sub First Revised Sheet No. 204 and First Revised Sheet No. 205), as amended

      Tennessee Gas Pipeline FERC Gas Tariff, Article II - Quality, Sections 1 through 9 (Fourth Revised Sheet No. 305, Second Revised Sheet No. 306, Original Sheet No. 307 and Second Revised Sheet No. 308), as amended.

                                                                      Appendix E

                           Electricity Specifications

Electricity generated by the Dedicated Unit and delivered to Purchaser shall be three (3) phase, 60 cycle, shall be at 161 kV when delivered to Seller's interconnection with the TVA System and shall be at 161 kV or 230 kV when delivered to the Entergy System as appropriate, and shall be in accordance with the Entergy Interconnection Agreement and the TVA Interconnection Agreement, unless otherwise agreed by the Parties.

                                                                      Appendix F

                                Replacement Power

      When Seller elects or is otherwise obligated to obtain Replacement Power delivered to Purchaser, pursuant to this Agreement, and chooses to have Purchaser obtain such Replacement Power, Seller shall reimburse Purchaser for the Incremental Replacement Power Cost ("IRPC") incurred by Purchaser. IRPC shall be defined as follows, with all parameters described below denominated in
Dollars:

IRPC = RPC - EP + ETS + GTS + FR + FM

Where;

      RPC = the actual cost at which Purchaser obtains Replacement Power from a third party or parties, using Commercially Reasonable Efforts,

      EP = the Energy Payment that would otherwise have been paid by Purchaser to Seller for the quantities of energy which Seller failed to deliver, plus Purchaser's cost of gas delivered to the Dedicated Unit that would otherwise have been incurred, calculated as the product of the Replacement Energy provided times the Delivered Cost of Fuel times the Guaranteed Heat Rate,

      ETS = all incremental power and energy transmission service costs incurred through Commercially Reasonable Efforts to the Entergy/TVA border, including, but not limited to, any incremental transmission and ancillary services charges incurred in obtaining Replacement Power and any applicable charges for reserved and unutilized\transmission service, and less revenues received from remarketing such transmission service,

      GTS = all incremental transportation costs incurred through Commercially
            Reasonable Efforts in remarketing the Fuel, including but not limited to, any incremental Fuel transmission charges incurred.

      FR = $0.03 per MMBtu Fuel remarketing fee for all Fuel obtained by Purchaser for use in the Dedicated Unit and which had to be remarketed.

      FM = The difference between Purchaser's cost of gas delivered to the Dedicated Unit that would otherwise have been incurred and the actual Fuel resale price.

When Purchaser is purchasing Replacement Power pursuant to this Agreement or remarketing Fuel which was not used in generating electricity for delivery by Seller to Purchaser, Purchaser shall use Commercially Reasonable Efforts to mitigate the Incremental Replacement Power Cost. The provisions of Section 13.4 of this Agreement shall apply to Incremental Replacement Power Costs.

                                                                      Appendix G

                              Guaranteed Heat Rates

A. The average Guaranteed Heat Rate during any hour in which the Energy dispatched is less than or equal to the Standard Capacity shall be the product of the Seasonal Standard Heat Rate and the Part Load Adjustment Factor. The Part Load Adjustment Factor shall be read from Column B of Table 1 based on the energy dispatched from the Dedicated Unit during the hour divided by the Standard Capacity.

                      Table 1 - Part Load Adjustment Factor
            ----------------------------------------------------------
                                                          Column B
                          Column A                        Part Load
              Energy Dispatched as a Percent of           Adjustment
                      Standard Capacity                     Factor
            ----------------------------------------------------------
                             70%                             1.11
            ----------------------------------------------------------
                             71%                             1.10
            ----------------------------------------------------------
                             72%                             1.10
            ----------------------------------------------------------
                             73%                             1.09
            ----------------------------------------------------------
                             74%                             1.09
            ----------------------------------------------------------
                             75%                             1.08
            ----------------------------------------------------------
                             76%                             1.08
            ----------------------------------------------------------
                             77%                             1.08
            ----------------------------------------------------------
                             78%                             1.07
            ----------------------------------------------------------
                             79%                             1.07
            ----------------------------------------------------------
                             80%                             1.07
            ----------------------------------------------------------
                             81%                             1.06
            ----------------------------------------------------------
                             82%                             1.06
            ----------------------------------------------------------
                             83%                             1.06
            ----------------------------------------------------------
                             84%                             1.05
            ----------------------------------------------------------
                             85%                             1.05
            ----------------------------------------------------------
                             86%                             1.05
            ----------------------------------------------------------
                             87%                             1.04
            ----------------------------------------------------------
                             88%                             1.04
            ----------------------------------------------------------
                             89%                             1.04
            ----------------------------------------------------------
                             90%                             1.03
            ----------------------------------------------------------
                             91%                             1.03
            ----------------------------------------------------------
                             92%                             1.03
            ----------------------------------------------------------
                             93%                             1.03
            ----------------------------------------------------------
                             94%                             1.02
            ----------------------------------------------------------

                      Table 1 - Part Load Adjustment Factor
            ----------------------------------------------------------
                                                          Column B
                          Column A                        Part Load
              Energy Dispatched as a Percent of           Adjustment
                      Standard Capacity                     Factor
            ----------------------------------------------------------
                             95%                             1.02
            ----------------------------------------------------------
                             96%                             1.02
            ----------------------------------------------------------
                             97%                             1.01
            ----------------------------------------------------------
                             98%                             1.01
            ----------------------------------------------------------
                             99%                             1.01
            ----------------------------------------------------------
                            100%                             1.00
            ----------------------------------------------------------

B. The average Guaranteed Heat Rate during any hour in which the energy dispatched is greater than the Standard Capacity shall be determined from the following formula:

Guaranteed Heat Rate = (ESC*SSHR + ESU*9.500 MMBtu/MWh) / (ESC + ESU)

where:      ESC   is the amount of energy in MWh dispatched up to the Standard
                  Capacity during the hour;

            SSHR is the Seasonal Standard Heat Rate at Standard Capacity, which shall be 7.000 MMBtu/MWh (higher heating value) for the Months of June, July, August, and September and 6.900 MMBtu/MWh (higher heating value) for all other Months; and

            ESU is the amount of energy in MWh dispatched above the Standard Capacity during such hour.

C. If the Dedicated Unit trips or is otherwise taken off line during an hour, the Part Load Adjustment Factor shall be determined for that hour based on the Energy dispatched and the time the Dedicated Unit was on line during that hour (for example, if the Dedicated was on line at 80% of Standard Capacity for 30 minutes and tripped off line, the Part Load Adjustment Factor would be 1.07.)

                                                                      Appendix H

                         Minimum Insurance Requirements

      The Seller shall at all times carry and maintain or cause to be carried and maintained at its expense such insurance as is customarily maintained by owners and operators of generating facilities and in all events shall carry and maintain at least the minimum insurance coverage set forth in this section as commercially available placed with brokers, insurers, and reinsursers of recognized responsibility.

A. All Risk Builders Risk. Through the Commercial Operations Date, Seller shall maintain all risk builders risk covering the Facility against physical loss or damage to property of every kind and description to be used in the fabrication, assembly, installation, erection or alteration of the contract works, including boiler and machinery and testing coverage. Deductibles shall not exceed $1,000,000.00 for a combustion turbine, $750,000.00 for a steam turbine, generator, or heat recovery steam generator, and $250,000.00 for all other losses. As an extension of all risk builders risk coverage, Seller shall maintain delay in start-up insurance in an amount equal to six (6) Months projected non-operating cash flow requirements. Such extension may be subject to deductibles not to exceed sixty (60) Days.

B. All Risk Property Insurance. Commencing on the Commercial Operations Date, Seller shall maintain all risk property insurance covering the Facility against physical loss or damage, including, comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Deductibles shall not exceed $1,000,000.00 for a combustion turbine, $750,000.00 for a steam turbine, generator, or heat recovery steam generator, and $250,000,00 for all other losses. As an extension of all risk coverage Seller shall maintain business interruption insurance in an amount equal to six (6) Months projected non-operating cash flow requirements. Such extension may be subject to deductibles not to exceed sixty (60) Days.

C. Commercial or Comprehensive General Liability. Seller shall maintain third party liability insurance written on an occurrence basis (claims made if covered by Aegis) with a limit not less than $1,000,000.00. Deductibles shall not exceed $50,000.00 per occurrence.

D. Workers' Compensation/Employer's Liability. Seller shall maintain workers' compensation insurance and employer's liability insurance which comply with statutory Laws of Mississippi.

E. Automobile Liability. Seller shall maintain automobile liability insurance with a limit of not less than $1,000,000.00, including coverage for owned, not-owned and hired automobiles for both bodily injury (including death) and property damage, uninsured/underinsured motorist protection endorsements.

F. Excess/Umbrella Liability. Seller shall maintain excess/umbrella liability insurance written on an occurrence basis (claims made if covered by Aegis) and providing coverage limits in excess of the primary limits. The limit of such excess/umbrella coverage shall not be less than $10,000,000.00 on a follow form basis.

                                                                      Appendix I

            Criteria for Electric and Gas Interconnection Agreements

      This Appendix I defines the approval criteria for the Entergy Interconnection Agreement and the TVA Interconnection Agreement and the pipeline interconnection agreements, in accordance with the provisions of Sections 7.2 and 8.1.

A.    Electric Interconnection Agreements

1. No charges to Purchaser for delivering power and energy from the Dedicated Unit to the Facility interconnections with TVA and/or Entergy shall apply under the Interconnection Agreements.

2. Seller shall have the right to select the initial applicable control area for the Dedicated Unit under the Interconnection Agreements.

3. Seller shall have the right to transfer the Dedicated Unit from the Entergy or TVA control area to the other control area, on a no more than annual frequency.

4. The Interconnection Agreements shall not provide for parallel flow compensation for deliveries of power and energy to TVA and/or to Entergy from the Dedicated Unit, absent filing(s) by TVA or Entergy with the applicable regulator.

5. The Interconnection Agreements shall require TVA and Entergy to complete any facilities upgrades required by Entergy and/or TVA using due diligence in accordance with Section 7.2 by June 1, 2000 subject to force majeure in accordance with this Agreement.

6. The transmission system upgrades identified by TVA and Entergy shall be adequate (using the same standard for upgrades that the relevant utility would apply to any comparable generation unit interconnected to its system) to receive the entire output of the Facility for delivery into TVA or Entergy as applicable for delivery and receipt pursuant to such utility's transmission tariffs. This standard means that (i) if, subject to the terms and conditions of the applicable Interconnection Agreement, Net Electrical Output from the Facility is delivered to the applicable Interconnection Point and Purchaser has arranged or caused to be arranged transmission service for the Net Electrical Output with the applicable utility designating the Interconnection Point as a transmission point of receipt, the Net Electrical Output will be delivered to the transmission point of delivery pursuant to the terms of the applicable transmission service agreement, and (ii) the applicable Interconnection Point is available as a transmission point of receipt pursuant to the terms of the applicable utilities transmission tariff.

7. The Interconnection Agreements shall have no obligation for Purchaser to provide reactive power or other ancillary services to Entergy and/or TVA without agreement by Purchaser with each applicable utility on acceptable compensation.

8. Seller shall have the right to metering data at the Interconnection Points to the extent necessary to determine imbalances to the extent necessary to determine imbalances.

9. The term of the TVA Interconnection Agreement and the Entergy Interconnection Agreement shall equal or exceed the Term of this Agreement.

10. Emergency conditions as used in the Interconnection Agreement shall be defined in accordance with Good Utility Practice in a manner not inconsistent with FERC's open access transmission policy.

12. Purchaser shall have the right to witness all metering testing by the Seller and (for the Interconnection Points) TVA or Entergy.

B.    Pipeline Interconnection Agreements

1. The maximum flow capacities of the Pipeline Interconnection Facilities shall match the absolute maximum flow requirements of the Facility plus any third party supply requirements (e.g., Batesville, MS).

2. The pipeline interconnection agreements shall not contain any commitment for Purchaser to purchase or transport any minimum flow of Fuel.

3. Seller shall at all times have full metering capability with respect to receipts and deliveries of Fuel.

4. The contractual equivalent of a direct Trunkline interconnection via ANR shall be available in accordance with Section 8.1(a) of this Agreement.

5. The Pipeline Interconnection Agreements shall not contain limits on gas transportation routes.

6. Purchaser shall have the right to witness all metering testing by both the Seller and the pipelines of the meters located at the Fuel Metering Points.

7. The Pipelines shall provide Fuel at a pressure no lower than that required to operate all the Units in accordance with this Agreement and other agreements by Seller with other Purchasers.

8. Purchaser shall be a third party beneficiary under the interconnection agreements, provided such third-party beneficiary status is subordinate to the rights of the Financing Parties.

          LS POWER, LLC

          655 Craig Road, Suite 336
          St. Louis, Missouri 63141
          (314) 993-2700 o Fax: (314) 993-2790

Clarence J. Heller
Executive Vice President

July 16, 1998

By Fax and U.S. Mail

Mr. Max Sherman
Aquila Power Corporation
10750 East 350 Highway
Kansas City, MO 64138

Dear Mr. Sherman:

      Reference is made to the Power Purchase Agreement between LSP Energy Limited Partnership and Aquila Power Corporation ("Aquila") and Utilicorp United Inc. dated as of May 21, 1998 (the "PPA"). Pursuant to Section 11.1(d)(i), Seller hereby provides that the Estimated Standard Capacity of the Dedicated Unit at 95 degrees Fahrenheit and 60 percent relative humidity is 243 MW and that the Estimated Supplemental Capacity is 36 MW. Notwithstanding Section 11.1(d)(i), Seller requests that Purchaser acknowledge that Supplemental Capacity greater that 30 MW up to 36 MW shall be purchased under the terms of the PPA at the Surplus Reservation Charge.

                                    Sincerely,

                                    /s/ Clarence Heller

                                    Clarence Heller


Agreed to and accepted:

Aquila Power Corporation


By:  /s/ V.J. Horgan
   ------------------------
Name:  VJ Horgan
Title: GM and SVP Power Marketing & Sales


cc:    Vice President, Aquila Power Corporation

July 14, 1998

Mr. Lawrence J. Willick, Project Manager
LS Power, LLC
655 Craig Road, Suite 336
St. Louis, Missouri 63141

Dear Lawrence:

This letter responds to certain items concerning the Power Purchase Agreement dated May 21, 1998 ("PPA") between Aquila Power and LSP Energy Limited Partnership for the LSP generating project in Batesville, Mississippi:

1) POWER FACTOR. Appendix C, Item (g) specifies the power factor range for the Net Electrical Output. In Section 1.1, Net Electric Output is defined with respect to the Interconnection Points. Per your request, please be advised that measurement of power factor for the Dedicated Unit at the generator terminals of said unit is acceptable to Aquila.

2) ENTERGY INTERCONNECTION AGREEMENT. This letter will document that the Entergy Interconnection Agreement, transmitted to us by fax dated May 19, 1998, is consistent with the requirements of the PPA with the following exceptions:

   a) The Entergy Interconnection Agreement does not contain the third party beneficiary requirement in Section 7.5(c). In connection with this requirement, please provide Aquila with a description of the efforts made by LSP with Entergy to have such language included in the Entergy Interconnection Agreement.

   b) The Entergy Interconnection Agreement appears to comply with requirement A.S. of Appendix I to the PPA, PROVIDED, that LSP meets all of the applicable deadlines as set forth in Section 3.2(d) of the Entergy Interconnection Agreement.

Should you have any questions, please do not hesitate to call.


Very truly yours,

/s/ MAX SHERMAN
------------------
Max Sherman

Mr. Lawrence J. Willick, Project Manager
July 14, 1998
Page 2



cc:  David Stevenson
     Joe Gocke
     Jerry Coffey

August 27, 1998

Mr. Lawrence J. Willick
Project Manager
LS Power, LLC
655 Craig Road, Suite 336
St. Louis, MO 63141

Dear Lawrence:

UtiliCorp United Inc. ("UtiliCorp"), as Purchaser under the Power Purchase Agreement date May 21, 1998 between LSP Energy Limited Partnership, as Seller, and Aquila Power Corporation ("Aquila") and UtiliCorp, as Purchaser, acknowledges that it has reviewed the Letter Agreements dated July 14, 1998 and July 16, 1998 between Aquila and Seller and accepts the terms thereof as if UtiliCorp were a signatory thereto.


Sincerely,

/s/ Harvey J. Padewer             /s/ V.J. Horgan

Harvey J. Padewer                 V.J. Horgan
Senior Vice President             Senior Vice President
   and General Manager               and General Manager
UtiliCorp Energy Group            Aquila Power

cc:   Joe Gocke
      File